EXHIBIT 2.1


                                                                  EXECUTION COPY


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                          AGREEMENT AND PLAN OF MERGER

                                     Among

                             PUBLICIS GROUPE S.A.,

                           PHILADELPHIA MERGER CORP.,

                            PHILADELPHIA MERGER LLC

                                      and

                               BCOM3 GROUP, INC.

                           Dated as of March 7, 2002





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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I
                                   THE MERGER

SECTION 1.01   The Merger......................................................2
SECTION 1.02   Effective Time; Closing.........................................2
SECTION 1.03   Effect of the Merger............................................2
SECTION 1.04   Certificate of Incorporation; By-Laws...........................2
SECTION 1.05   Directors and Officers..........................................3

                                   ARTICLE II
                            CONVERSION OF SECURITIES

SECTION 2.01   Conversion of Securities........................................3
SECTION 2.02   Sale of Debt Portion of Parent OBSAs............................4
SECTION 2.03   Separation of Legal Title and Usufruct in Certain Shares........5
SECTION 2.04   Dissolution of Voting Trust.....................................6
SECTION 2.05   Exchange of Shares..............................................6
SECTION 2.06   Stock Transfer Books............................................9
SECTION 2.07   Adjustments.....................................................9
SECTION 2.08   Company Stock Options..........................................10
SECTION 2.09   Parent ORAs and Parent OBSAs...................................10
SECTION 2.10   Dissolution of Voting Trust....................................11

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01   Organization and Qualification; Subsidiaries...................11
SECTION 3.02   Capitalization.................................................12
SECTION 3.03   Authority Relative to This Agreement...........................12
SECTION 3.04   No Conflict; Required Filings and Consents.....................13
SECTION 3.05   Compliance with Laws...........................................14
SECTION 3.06   SEC Filings; Financial Statements..............................14
SECTION 3.07   Absence of Certain Changes or Events...........................15
SECTION 3.08   Absence of Litigation..........................................15
SECTION 3.09   Employee Benefit Plans; Labor Matters..........................15
SECTION 3.10   Contracts......................................................18
SECTION 3.11   Trademarks, Patents and Copyrights.............................19
SECTION 3.12   Client Relations; Media Buying.................................19
SECTION 3.13   Key Managers...................................................19
SECTION 3.14   Taxes..........................................................19
SECTION 3.15   Vote Required..................................................20
SECTION 3.16   Accounting and Reorganization Matters..........................21
SECTION 3.17   Opinion of Financial Advisor...................................21

SECTION 3.18   Brokers........................................................21

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 4.01   Organization and Qualification; Subsidiaries...................21
SECTION 4.02   Capitalization.................................................22
SECTION 4.03   Authority Relative to this Agreement...........................23
SECTION 4.04   No Conflict; Required Filings and Consents.....................23
SECTION 4.05   Compliance with Laws...........................................24
SECTION 4.06   Parent Reports; Financial Statements...........................24
SECTION 4.07   Absence of Certain Changes or Events...........................25
SECTION 4.08   Absence of Litigation..........................................25
SECTION 4.09   Contracts......................................................26
SECTION 4.10   Trademarks, Patents and Copyrights.............................26
SECTION 4.11   Client Relations; Media Buying.................................26
SECTION 4.12   Key Managers...................................................27
SECTION 4.13   Taxes..........................................................27
SECTION 4.14   Employee Benefits Plans; Labor Matters.........................27
SECTION 4.15   Vote Required..................................................28
SECTION 4.16   Operations of Merger Sub and Parent LLC........................28
SECTION 4.17   Reorganization Matters.........................................28
SECTION 4.18   Brokers........................................................28

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.01   Conduct of Business by the Company Pending the Merger..........29
SECTION 5.02   Conduct of Business by Parent Pending the Merger...............31
SECTION 5.03   Notification of Certain Matters................................32

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

SECTION 6.01   Registration Statement; Proxy Statements.......................33
SECTION 6.02   Shareholders' Meetings.........................................36
SECTION 6.03   Access to Information; Confidentiality.........................36
SECTION 6.04   No Solicitation of Transactions................................37
SECTION 6.05   Directors' and Officers' Indemnification and Insurance.........38
SECTION 6.06   Obligations of Merger Sub......................................40
SECTION 6.07   Company Affiliates.............................................40
SECTION 6.08   Further Action; Consents; Filings..............................40
SECTION 6.09   Plan of Reorganization; Tax Treatment..........................41
SECTION 6.10   Public Announcements...........................................41
SECTION 6.11   Euronext Listing...............................................41
SECTION 6.12   Parent Governance..............................................42
SECTION 6.13   Nominee Agreement..............................................42

SECTION 6.14   Issuance of Securities to Parent LLC...........................42
SECTION 6.15   Employee Benefits Matters......................................42
SECTION 6.16   Appointment of Custodian.......................................43
SECTION 6.17   Further Assurances.............................................43
SECTION 6.18   Adjustments....................................................44
SECTION 6.19   Reporting Requirements.........................................44

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

SECTION 7.01   Conditions to the Obligations of Each Party....................44
SECTION 7.02   Conditions to the Obligations of Parent and Merger Sub.........45
SECTION 7.03   Conditions to the Obligations of the Company...................46

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01   Termination....................................................47
SECTION 8.02   Effect of Termination..........................................48
SECTION 8.03   Amendment......................................................48
SECTION 8.04   Waiver.........................................................48
SECTION 8.05   Expenses.......................................................49

                                   ARTICLE IX
                               GENERAL PROVISIONS

SECTION 9.01   Non-Survival of Representations, Warranties and
               Agreements.....................................................50
SECTION 9.02   Notices........................................................50
SECTION 9.03   Certain Definitions............................................51
SECTION 9.04   Severability...................................................52
SECTION 9.05   Assignment; Binding Effect; Benefit............................52
SECTION 9.06   Incorporation of Exhibits......................................53
SECTION 9.07   Specific Performance...........................................53
SECTION 9.08   Governing Law; Forum...........................................53
SECTION 9.09   WAIVER OF JURY TRIAL...........................................53
SECTION 9.10   Headings.......................................................53
SECTION 9.11   Counterparts...................................................53
SECTION 9.12   Entire Agreement...............................................53

EXHIBITS

Exhibit A      Bcom3 Group Merger Agreement
Exhibit B      Terms of Transfer Restrictions on Class A Consideration
Exhibit C-1    Parent ORA Issuance Contract (in French)
Exhibit C-2    Term Sheet (in English)
Exhibit D-1    Parent OBSA Issuance Contract (in French)
Exhibit D-2    Term Sheet (in English)
Exhibit E      Parent Tax Matters Certificate
Exhibit F      Company Tax Matters Certificate

                           GLOSSARY OF DEFINED TERMS

                                                                  Location of
Defined Terms                                                     Definition

affiliate                                                         9.03(a)
Agencies                                                          4.06(a)
Agreement                                                         Preamble
beneficial owner                                                  6.04(c)
Blue Sky Laws                                                     3.04(b)
Bcom3 Merger                                                      Recitals
Bcom3 Merger Agreement                                            Recitals
Bcom3 Merger Sub                                                  Recitals
business day                                                      9.03(b)
Cash Payment                                                      2.08(a)
Certificate of Merger                                             1.02(a)
Change in Control Agreements                                      5.01(a)(ii)
Class A Common Stock                                              2.01(a)(i)
Class A Consideration                                             2.01(a)(i)
Class A Exchange Fund                                             2.05(a)(i)
Class B Common Stock                                              2.01(a)(ii)
Class B Consideration                                             2.01(a)(ii)
Class B Exchange Fund                                             2.05(a)(ii)
Closing                                                           1.02(b)
Closing Date                                                      1.02(b)
COB                                                               4.04(b)
Code                                                              Recitals
Company                                                           Preamble
Company Benefit Plans                                             3.09(a)
Company Common Stock                                              2.01(a)(ii)
Company Disclosure Schedule                                       Article III
Company Foreign Benefit Plan                                      3.09(i)
Company Material Adverse Effect                                   3.01
Company Proxy Statement                                           6.01(a)
Company SEC Reports                                               3.06(a)
Company Stock Option Plans                                        2.08(a)
Company Stock Options                                             2.08(a)
Company Stockholders' Meeting                                     6.01(a)
Company Subsidiaries                                              3.01
Company Subsidiary                                                3.01
Company 2001 Financial Statements                                 3.06(c)
Competing Transaction                                             6.04(c)
Confidentiality Agreements                                        6.03(b)
control                                                           9.03(c)
controlled by                                                     9.03(c)
Dentsu                                                            Recitals
DGCL                                                              Recitals

Dissenting Shares                                                 2.05(i)
EC                                                                3.04(b)
Effective Time                                                    1.02(a)
ERISA                                                             3.09(a)
Euronext                                                          2.05(e)(ii)
Excess Shares                                                     2.05(e)(ii)
Exchange Act                                                      3.04(b)
Exchange Agent                                                    2.05(a)
Exchange Funds                                                    2.05(a)(ii)
Expenses                                                          8.05(a)
FTC                                                               6.08(b)
GAAP                                                              3.06(b)
Governmental Entity                                               3.04(b)
HSR Act                                                           3.04(b)
Incentive Plan                                                    6.15(b)
Indemnified Parties                                               6.05(b)
IRS                                                               3.09(a)
knowledge                                                         9.03(d)
Law                                                               3.04(a)
Marketing Agent                                                   2.02(b)
Marketing Agent Agreement                                         2.02(b)
Merger                                                            Recitals
Merger Consideration                                              2.01(a)(ii)
Merger Sub                                                        Preamble
Morgan Stanley                                                    3.17
Net Cash Proceeds                                                 2.02(d)
Nominee                                                           2.02(a)
Nominee Agreement                                                 2.02(a)
NYSE                                                              4.04(b)
OBSA Issuance Contract                                            2.09
ORA Issuance Contract                                             2.09
Order                                                             7.01(d)
Other Parent Filings                                              6.01(e)
Outside Date                                                      8.01(b)
Parent                                                            Preamble
Parent Benefit Plan                                               4.14(a)
Parent Reports                                                    4.06(a)
Parent Disclosure Schedule                                        Article IV
Parent LLC                                                        Preamble
Parent Material Adverse Effect                                    4.01
Parent OBSAs                                                      2.01(a)(i)
Parent OCEANES                                                    4.02
Parent ORAs                                                       2.01(a)(i)
Parent Ordinary Share                                             4.02
Parent Proposals                                                  6.02
Parent Proxy Statement                                            6.01(e)

Parent Reports                                                    4.06(a)
Parent Shareholders' Meeting                                      6.01(e)
Parent Stock Options                                              4.02
Parent Stock Option Plans                                         4.02
Parent Subsidiaries                                               4.01
Parent 2001 Financial Statements                                  4.06(c)
PBGC                                                              3.09(b)
person                                                            9.03(f)
Proxy Statements                                                  6.01(e)
Registration Statement                                            6.01(c)
Regulation 4064/89                                                3.04(b)
Representatives                                                   6.03(a)(i)
SEC                                                               3.06(a)
Securities Act                                                    3.04(b)
Shareholders' Meetings                                            6.01(e)
Shares                                                            2.01(a)(ii)
Special Nominee                                                   2.03(a)
Special Nominee Agreement                                         2.03(a)
subsidiary                                                        9.03(f)
subsidiaries                                                      9.03(f)
Surviving Corporation                                             1.01
Taxes                                                             3.14(a)
Terminating Company Breach                                        8.01(h)
Terminating Parent Breach                                         8.01(I)
Third Party Provisions                                            9.05
Trust Indenture Act                                               6.01(b)
2000 Stock Purchase Agreements                                    7.02(e)
under common control with                                         9.03(c)
Voting Trust                                                      2.04
Voting Trustees                                                   2.04
Voting Trust Agreement                                            2.04

     AGREEMENT AND PLAN OF MERGER dated as of March 7, 2002 (this "Agreement") among PUBLICIS GROUPE S.A., a societe anonyme organized under the laws of the Republic of France ("Parent"), PHILADELPHIA MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), PHILADELPHIA MERGER LLC, a Delaware limited liability company ("Parent LLC") and BCOM3 GROUP, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H

     WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent and the Company will enter into a business combination transaction pursuant to which the Company will merge with and into Merger Sub (the "Merger");

     WHEREAS, the Board of Directors of the Company, acting on the recommendation of a special committee thereof, (i) has determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval of this Agreement by the stockholders of the Company;

     WHEREAS, the Supervisory Board and the Management Board of Parent (i) have determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its shareholders and have approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) have approved the execution of this Agreement and agreed to recommend for approval to the shareholders of Parent the transactions contemplated hereby;

     WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent's and the Company's willingness to enter into this Agreement, (i) the Company and certain shareholders of Parent have entered into a support agreement and (ii) Parent has entered into support agreements with Dentsu Inc., a Japanese corporation ("Dentsu"), and certain other stockholders of the Company, in each case pursuant to which, among other things, such holders have agreed to vote their shares of Parent and the Company, respectively, in favor of the Merger and the other transactions contemplated by this Agreement;

     WHEREAS, immediately prior to the Effective Time, Boston Three Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Bcom3 Merger Sub"), will merge with and into the Company, with the Company as the surviving corporation in accordance with the Agreement and Plan of Merger attached as Exhibit A (the "Bcom3 Merger Agreement"), between the Company, Dentsu and Bcom3 Merger Sub (the "Bcom3 Merger"); and

     WHEREAS, for United States federal income tax purposes, the Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, Parent LLC and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Effective Time (as defined below in Section 1.02(a)), the Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     SECTION 1.02. Effective Time; Closing. (a) On the Closing Date, as promptly as practicable after the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger or other appropriate documents (in any case, the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by each of the parties hereto and specified in the Certificate of Merger).

     (b) The closing of the Merger (the "Closing") shall take place at 10:00 AM (New York City time) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York as soon as practicable, but in any event within three business days after satisfaction or, if permissible, waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be fulfilled at the Closing), unless otherwise agreed in writing by Parent and the Company (the date upon which the Closing occurs, the "Closing Date").

     SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 1.04. Certificate of Incorporation; By-Laws. (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

     (b) At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall, subject to Section 6.05(a), be the By-Laws of the

Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE II

                            CONVERSION OF SECURITIES

     SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

     (a) (i) Each share of Class A common stock, par value $0.01 per share (the "Class A Common Stock") of the Company issued and outstanding immediately prior to the Effective Time shall be canceled and shall be converted into the right to receive: (A) 1.666464 fully paid and non-assessable Parent Ordinary Shares (as defined in Section 4.02); (B) the usufruct (usufruit) interest in 0.548870 fully paid and non-assessable Parent Ordinary Shares, together with the right to receive bare legal title (nue propriete) to such shares on the second anniversary of the Closing Date, as provided in Section 2.03; (C) 0.098108 obligations remboursables en actions with a nominal value of Euro549.00 each (the "Parent ORAs"); and (D) the Net Cash Proceeds from the sale of the debt portion of Euro53.861277 in principal amount of obligations a bons de souscription d'actions with a nominal value of Euro305.00 each (the "Parent OBSAs"), together with warrants to purchase 1.765944 Parent Ordinary Shares detached from such Parent OBSAs, as provided in Section 2.02, which securities in each case of clauses (A) through (D) are to be issued by Parent and delivered by Parent LLC as set forth in Sections 2.02, 2.03 and 2.05. The right to receive the securities and cash described in clauses (A) through (D) of this paragraph is collectively referred to herein as the "Class A Consideration."

     (ii) Each share of Class B common stock, par value $0.01 per share (the "Class B Common Stock", and collectively with the Class A Common Stock, the "Company Common Stock"; the issued and outstanding shares of Company Common Stock being herein collectively referred to as the "Shares") of the Company issued and outstanding immediately prior to the Effective Time shall be canceled and shall be converted into the right to receive: (A) 4.021399 fully paid and non-assessable Parent Ordinary Shares; (B) bare legal title (nue propriete) to 0.957024 Parent Ordinary Shares until the second anniversary of the Closing Date, as provided in Section 2.03; (C) 0.047940 Parent ORAs; and
(D) the Net Cash Proceeds from the sale of the debt portion of Euro26.318797 in principal amount of Parent OBSAs, together with warrants to purchase
0.862911 Parent Ordinary Shares detached from such Parent OBSAs, as provided in
Section 2.02, which securities in each case of clauses (A) through (D) are to be issued by Parent and delivered by Parent LLC as set forth in Sections 2.02,
2.03 and 2.05. The right to receive the securities and cash described in clauses (A) through (D) of this paragraph is collectively referred to herein as the "Class B Consideration." The Class A Consideration and the Class B Consideration shall collectively be referred to as the "Merger Consideration."

     (b) Each share of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

     (c) Each share of capital stock of Merger Sub that is outstanding immediately prior to the Effective Time shall remain issued and outstanding immediately after the Effective Time.

     (d) The Class A Consideration will be subject to the restrictions on transfer set forth in Exhibit A.

     SECTION 2.02. Sale of Debt Portion of Parent OBSAs.

     (a) Appointment of Nominee. Prior to Closing, a person selected by the Company and reasonably acceptable to Parent shall be appointed as nominee (the "Nominee") to hold legal title to (but not beneficial or equitable ownership
of) the Parent OBSAs and the cash proceeds from the sale of the debt portion of the Parent OBSAs. The definitive terms governing the Nominee will be determined by Parent and the Company consistent with this Section 2.02 and will be set forth in an agreement among Parent, the Company and the Nominee (the "Nominee Agreement"). The Nominee Agreement shall contain customary provisions providing for payment of a fee to the Nominee, customary indemnification and hold harmless provisions in favor of the Nominee and otherwise be on terms satisfactory to the Company and Parent. At the Effective Time, all Parent OBSAs referenced in Section 2.01(a) will be issued by Parent and delivered by Parent LLC to the Nominee, which shall act for the benefit of and on behalf of former holders of Shares.

     (b) Appointment of Marketing Agent. Prior to Closing, a person selected by the Company and reasonably acceptable to Parent shall be appointed as marketing agent for the debt portion of the Parent OBSAs (the "Marketing Agent"). The definitive terms governing the responsibilities of the Marketing Agent will be determined by the Company consistent with this Section 2.02 and will be set forth in an agreement with the Marketing Agent (the "Marketing Agent Agreement"). The Marketing Agent Agreement shall contain customary provisions providing for payment of a fee to the Marketing Agent, customary indemnification and hold harmless provisions in favor of the Marketing Agent and otherwise be on terms satisfactory to the Company and Parent (to the extent customary in the French market with respect to secondary offerings of bonds).

     (c) Sale of Debt Portion of Parent OBSAs. The Marketing Agent will use reasonable best efforts to effect the sale of the debt portion of the Parent OBSAs for cash on or promptly after the Effective Time in accordance with the Marketing Agent Agreement. The terms and conditions of such a sale shall be determined solely in the discretion of the Marketing Agent. The Marketing Agent shall use reasonable best efforts to have a definitive placement or underwriting agreement executed for such sale prior to the Effective Time; provided, however, that the execution of such agreement shall not be a condition to the obligations of the parties to effect the Merger. Immediately after the Effective Time and prior to any such sale, the Nominee will take all necessary action to detach the warrants from such Parent OBSAs, such that only the debt portion of such Parent OBSAs will be sold. Parent shall take all reasonably necessary action to permit, expedite and facilitate such sale, whether through the public market or a private placement, including without limitation, as directed by the Marketing Agent (i) submitting to Euronext a listing application covering the debt portion of the Parent OBSAs and obtaining their admission to trading, (ii) assisting with roadshows customary for an offering of this type or other marketing efforts, (iii) cooperating with due diligence requests from the purchasers and (iv) entering into customary agreements and indemnities in connection therewith (to the extent customary in the French market with respect to secondary offerings of bonds). Parent shall execute prior to the Effective Time an agreement with the Marketing Agent providing for such obligations of Parent. Prior to the time of any sale of the debt portion of the Parent OBSAs at the direction of the Marketing Agent, the right to receive the Net Cash Proceeds shall be subject to reasonable transfer restrictions to be agreed upon by the Company and Parent prior to the Effective Time.

     (d) Distribution of Proceeds and Warrants. The Nominee shall (i) immediately after the Effective Time transfer to the Exchange Agent for deposit in the Class A Exchange Fund and the Class B Exchange Fund, as applicable, in accordance with Section 2.01(a), the warrants detached from the Parent OBSAs for distribution as set forth in Section 2.05(b), and (ii) immediately after the closing of the sale of the debt portion of the Parent OBSAs, distribute the proceeds from the sale of the debt portion of the Parent OBSAs, together with any interest payments or other distributions made with respect to the Parent OBSAs since the Effective Time, net of any costs, expenses or sale commissions or underwriting fees as follows: (x) an amount equal (after conversion into U.S. dollars at the then-prevailing euro/U.S. dollar exchange rate) to the aggregate Cash Payment payable under Section 2.08 (plus any interest costs incurred by the Surviving Corporation to fund the payments required by Section
2.08 between the date of such payment and the date on which such payment is made to the Parent pursuant to this Section 2.02(d)) shall be paid to Parent and (y) the remaining cash proceeds (the "Net Cash Proceeds") shall be transferred to the Exchange Agent for deposit in the Class A Exchange Fund and the Class B Exchange Fund, as applicable in accordance with Section 2.01(a), for distribution as set forth in Section 2.05(b).

     SECTION 2.03. Separation of Legal Title and Usufruct with Respect to Certain Shares. (a) Prior to Closing, a person selected by the Company and reasonably acceptable to Parent shall be appointed as nominee (the "Special Nominee") to perform the functions described in this Section 2.03. The definitive terms governing the responsibilities of the Special Nominee will be determined by the Company consistent with this Section 2.03 and will be set forth in an agreement (the "Special Nominee Agreement"). The Special Nominee Agreement shall contain customary provisions providing for payment of a fee to the Special Nominee, customary indemnification and hold harmless provisions in favor of the Special Nominee and otherwise be on terms satisfactory to the Company. At the Effective Time, all Parent Ordinary Shares referenced in
Section 2.01(a)(i)(B) will be issued by Parent and delivered by Parent LLC to the Special Nominee, which shall act for the benefit of and on behalf of the former holders of Class A Common Stock, including with respect to the holding of the usufruct for their benefit as described below.

     (b) On the Closing Date, the Special Nominee will convey to Dentsu, pursuant to conveyance instruments as agreed between the Special Nominee and Dentsu, bare legal title (nue propriete) to the Parent Ordinary Shares referenced in Section 2.01(a)(i)(B) for a two-year period, with automatic reversion of the nue propriete to the holder of the usufruct interest in such shares at the expiration of such two-year period. Such conveyance instruments will result in Dentsu, for such two-year period, being the registered holder of such Parent Ordinary Shares on the books and records of Parent and having the right to exercise all voting rights attached thereto at all meetings of Parent shareholders. The conveyance instruments shall contain all provisions that are necessary or desirable to ensure that all economic interests in such shares shall be enjoyed exclusively by the holder of the usufruct interest in such shares. Such conveyance instruments shall further provide that in the event that any holder of the usufruct exercises in whole or in part its preferential subscription rights to subscribe to newly issued Parent Ordinary Shares, the nue propriete thereof shall automatically be transferred to Dentsu, with automatic reversion to the usufruct holder at the end of the two-year period following the Closing Date and all other provisions governing the respective rights of the usufruct holders and the holder of the nue propriete that apply to the Parent Ordinary Shares referenced in Section 2.01(a)(i)(B) shall apply mutatis mutandis to such new shares. Except as may be provided in the Special Nominee Agreement, the usufruct interest in such shares will be retained by the Special Nominee for the benefit of former holders of Class A Common Stock.

     SECTION 2.04. Dissolution of Voting Trust. As of the date hereof, all outstanding shares of Class A Common Stock are held of record by voting trustees (the "Voting Trustees") pursuant to the Amended and Restated Voting Trust Agreement dated as of January 31, 2000 and amended and restated as of April 18, 2001 (the "Voting Trust Agreement"). Immediately prior to the Effective Time, the Voting Trust Agreement shall be terminated and the related trust (the "Voting Trust") dissolved, such that at the Effective Time the former holders of trust certificates are reflected on the books and records of the Company as record holders of uncertificated shares of Class A Common Stock.

SECTION 2.05. Exchange of Shares. (a) Exchange Funds. (i) At the Effective Time, for the benefit of holders of Class A Common Stock converted in accordance with Section 2.01(a)(i), Parent shall cause Parent LLC to deposit with a bank or trust company selected by Parent and reasonably satisfactory to the Company (the "Exchange Agent") the Parent Ordinary Shares (other than shares delivered under Section 2.03) and the Parent ORAs to be received by the holders of Class A Common Stock pursuant to Section 2.01(a)(i) (such securities, together with any dividends or distributions with respect thereto and the Net Cash Proceeds and warrants deposited pursuant to Section 2.02(d), being hereinafter referred to as the "Class A Exchange Fund").

     (ii) At the Effective Time, for the benefit of holders of Class B Common Stock converted in accordance with Section 2.01(a)(ii), Parent shall cause Parent LLC to deposit with the Exchange Agent the Parent Ordinary Shares (other than shares delivered under Section 2.03) and the Parent ORAs to be received by the holders of Class B Common Stock pursuant to Section 2.01(a)(ii) (such securities, together with any dividends or distributions with respect thereto and the Net Cash Proceeds and warrants deposited pursuant to Section 2.02(d), being hereinafter referred to as the "Class B Exchange Fund"; the Class A Exchange

Fund and the Class B Exchange Fund are collectively referred to herein as the "Exchange Funds").

     (b) Exchange Procedures. Except as set forth in Section 2.05(i), as promptly as practicable after the Effective Time, the Exchange Agent shall deliver to each holder of shares of Class A Common Stock, as reflected in the books and records of the Company at the Effective Time, the Merger Consideration in the Class A Exchange Fund, together with cash in lieu of any fractional security to which such holder is entitled pursuant to Section 2.05(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.05(c). As promptly as practicable after the Effective Time, the Exchange Agent shall deliver to Dentsu the Merger Consideration in the Class B Exchange Fund, together with cash in lieu of any fractional security to which such holder is entitled pursuant to Section 2.05(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.05(c). In the event of a transfer of Shares which is not registered in the transfer records of the Company, the Merger Consideration may be delivered to a transferee if all documents required to evidence and effect the transfer are presented to the Exchange Agent, accompanied by evidence that any applicable stock transfer taxes have been paid.

     (c) Distributions with Respect to Unexchanged Shares. No dividends, interest payments or other distributions declared or paid after the Effective Time with respect to Parent Ordinary Shares or Parent ORAs with a record date after the Effective Time shall be paid to any former holder of Shares with respect to Parent Ordinary Shares or Parent ORAs represented thereby, until the Merger Consideration shall be delivered to such holder by the Exchange Agent. Subject to the effect of escheat, tax or other applicable Laws (as defined in Section 3.04(a)), following such delivery, there shall be paid to the holder of Parent Ordinary Shares or Parent ORAs, without interest, (i) at the time of such delivery, the amount of dividends or other distributions payable in respect of such Parent Ordinary Shares or Parent ORAs with a record date after the Effective Time and a payment date on or prior to the date of such delivery and (ii) at the appropriate payment date, the amount of dividends, interest payments or other distributions, with a record date after the Effective Time but a payment date occurring after delivery, payable with respect to such Parent Ordinary Shares or Parent ORAs; provided, however, that Parent Ordinary Shares issued in connection with the Merger shall not be entitled to the normal annual cash dividend declared in 2002 related to Parent's 2001 fiscal year.

     (d) No Further Rights in Company Common Stock. The Merger Consideration shall be deemed to have been issued in full satisfaction of all rights pertaining to any Shares.

     (e) No Fractional Parent Ordinary Shares, Parent ORAs or Parent Warrants.
(i) No fractional Parent Ordinary Share, Parent ORA or Parent warrant (after aggregating all fractional Parent Ordinary Shares, Parent ORA or Parent warrants to be received by a particular holder) shall be issued, and such fractional Parent Ordinary Share, Parent ORA or Parent warrant will not entitle the owner thereof to any rights of a holder thereof. Each holder of Shares otherwise entitled to receive a fractional Parent Ordinary Share, Parent ORA or Parent warrant will be entitled to receive in accordance with the provisions of this Section 2.05(e) a cash payment in lieu of that fractional Parent Ordinary Share, Parent ORA or Parent warrant.

     (ii) With respect to a fractional Parent Ordinary Share, such cash-in-lieu payment shall represent the holder's proportionate interest in the net proceeds from the sale by the Exchange Agent, on behalf of all holders otherwise entitled to fractional Parent Ordinary Shares, of the fractional Parent Ordinary Shares which would otherwise be issued pursuant to the Merger (the "Excess Shares"). The sale of the Excess Shares by the Exchange Agent, as agent for the holders of Shares, shall be executed through Euronext Paris SA ("Euronext") as soon as practicable after the Effective Time at the then prevailing market prices and the proceeds of such sale shall be converted from Euros into U.S. Dollars at the then prevailing exchange rates. Until the net proceeds of any such sale shall have been distributed to the holders of Shares, the Exchange Agent shall hold such proceeds in trust for such holders.

     (iii) The Surviving Corporation shall pay all commissions, transfer taxes, foreign exchange fees, and other out-of-pocket expenses and the Exchange Agent's compensation and expenses in connection with such sale or sales of Parent Ordinary Shares pursuant to this Section 2.05(e). The Exchange Agent shall determine the portion of such net proceeds to which each holder of Shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction, the numerator of which is the amount of the fractional Parent Ordinary Share to which such holder of Shares is entitled and the denominator of which is the aggregate amount of fractional Parent Ordinary Shares to which all holders of Shares are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Shares with respect to any fractional Parent Ordinary Shares, the Exchange Agent shall promptly pay such amounts to such holders of Shares subject to and in accordance with this Section 2.05(e).

     (iv) With respect to fractional Parent ORAs and Parent warrants, each holder of a fractional Parent ORA or a fractional Parent warrant shall be paid an amount in cash (rounded down to the nearest whole cent), without interest, equal to the product of (i) such fractional Parent ORA or fractional Parent warrant, as the case may be, multiplied by (ii) the fair market value of the Parent ORA and Parent warrant as determined in good faith by the Board of Directors of the Company at the Effective Time expressed in U.S. dollars and using the same methodology as used by the Board of Directors of the Company under Section 2.08(a). As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional Parent ORAs and Parent warrants, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional Parent ORAs and Parent warrants subject to and in accordance with the terms of Sections 2.05(a) and
(b).

     (f) Termination of Exchange Funds. Any portion of the Exchange Funds which remains unclaimed by former holders of Shares one year after the Effective Time shall be delivered to Parent, upon demand, to be held in trust for former holders of Shares, and any such former holders of Shares shall thereafter look only to Parent for the Merger Consideration and any dividends, interest payments or other distributions with respect to Parent Ordinary Shares and Parent ORAs to which they are entitled pursuant to Section 2.05(c). Any portion of the Exchange Funds remaining unclaimed by such former holders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

     (g) No Liability. To the extent permitted by applicable Law (as defined in Section 3.04(a)), neither Parent nor the Surviving Corporation shall be liable to any holder of Shares for any portion of the Merger Consideration (or dividends or distributions with respect thereto), or cash required by Law to be surrendered to a public official pursuant to any abandoned property, escheat or similar Law.

     (h) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or Company Stock Options, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares or Company Stock Options in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

     (i) Dissenting Shares. Notwithstanding Section 2.01, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the DGCL (collectively, the "Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal. If, after the Effective Time, any such holder fails to perfect, withdraws or loses its right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, neither the Company nor the Surviving Corporation shall make any payment with respect to, or settle or offer to settle, any such demands. The Exchange Agent shall withhold the Merger Consideration for each Dissenting Share and, upon demand, shall promptly return to Parent LLC the Merger Consideration made available to the Exchange Agent by Parent LLC pursuant to Section 2.05(a) to pay for Shares for which appraisal rights have been perfected. The amount any holder of Class A Common Stock is entitled to receive in an appraisal proceeding is set forth in Section 6.6 of each holder's 2000 Stock Purchase Agreement.

     SECTION 2.06. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law.

     SECTION 2.07. Adjustments. Without duplication of any required adjustments under French Law, if after the date of this Agreement and prior to the Effective Time, any change in the outstanding shares of capital stock of the Company or Parent shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Class A Consideration and the Class B Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event.

     SECTION 2.08. Company Stock Options. (a) Each option to purchase Shares (a "Company Stock Option") that is outstanding immediately prior to the Effective Time pursuant to the Company's 2000 Long-Term Equity Incentive Plan and the 2001 California Stock Option Plan (collectively, the "Company Stock Option Plans"), by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled (and any Company stock appreciation right that was granted in tandem with a Company Stock Option shall also be cancelled) immediately prior to the Effective Time, and shall, subject to Section 2.08(c), entitle the holder thereof, in cancellation and settlement therefor, to a payment, if any, in cash by the Company (less any applicable withholding taxes) equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Stock Option and (ii) the excess, if any, of the fair market value of the Class A Consideration at the Effective Time over the exercise price per share of Company Common Stock under the applicable Company Stock Option (the "Cash Payment"). For purposes of this Section 2.08, the fair market value of the Class A Consideration shall be expressed in U.S. dollars and determined in good faith by the Board of Directors of the Company pursuant to its authority as administrator of the Company Stock Option Plans.

     (b) Notwithstanding anything in Section 2.08(a) to the contrary, optionees jointly selected by Parent and the Company shall, subject to the consent of such optionees, be paid the Cash Payment over a set period of time and on terms to be determined. The Company shall deliver to Parent prior to the Effective Time a true and complete list of the Company Stock Options that remain outstanding as of immediately prior to the Effective Time. Prior to the Effective Time, the Company shall take all necessary action to terminate the Company Stock Option Plans, and any other plan, program or arrangement providing for the issuance or grant of any other interest (including phantom interest) in the capital stock of the Company or any Subsidiary, in each case effective immediately prior to the Effective Time, except for Sections 6(e)(vi) and 6(f) of the 2001 California Stock Option Plan and Section 6(f) of the 2000 Long-Term Equity Incentive Plan, which shall survive in their entirety and shall continue to apply to the former option holders, except that instead of applying exclusively to the "Option Gain" (as defined in the Company Stock Option Plans), the sections shall apply to the Option Gain and the Cash Payments (and solely for purposes of interpreting such sections, any previously paid Cash Payment shall be treated as Option Gain, and any Cash Payment due in the future will be treated as if it were an outstanding Company Stock Option), and any such payments shall be forfeited in the event that a former option holder engages in the activities prohibited by such sections. The Company and Parent agree that the Cash Payments are the sole payments or consideration that will be made or provided with respect to or in relation to the Company Stock Options.

     (c) The Cash Payments shall be subject to the provisions of Section
6.15(e).

     SECTION 2.09. Parent ORAs and Parent OBSAs. (i) The Parent ORAs to be issued pursuant to the Merger shall have the terms set forth in the contrat d'emission governing such Parent ORAs in substantially the form attached as Exhibit C-1 (the "ORA Issuance Contract"), an English term sheet for which is attached as Exhibit C-2. (ii) The Parent OBSAs to be issued pursuant to the Merger shall have the terms set forth in the contrat d'emission governing such parent OBSAs in substantially the form attached as Exhibit D-1 (the "OBSA

Issuance Contract"), an English term sheet for which is attached as Exhibit D-2. In the case of conflict, the applicable English term sheet shall govern.

     SECTION 2.10. Dentsu Payment. It is agreed and understood that neither Parent nor the Company shall directly or indirectly be required to, nor shall they, provide any funds or other property (other than the conversion of Dentsu's shares of Class B Common Stock into Class B Consideration (as defined in the Bcom3 Merger Agreement) pursuant to the Bcom3 Merger and the issuance of the Class B Consideration to Dentsu pursuant to the Merger in exchange for its shares of Class B Common Stock) to Dentsu in connection with the Merger, reimburse Dentsu in cash or other property for the payment of the cash consideration required to be paid by Dentsu in the Bcom3 Merger or otherwise assist Dentsu in financing or funding such payment.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as disclosed in the Company SEC Reports (as defined in Section 3.06(a)) or as set forth in the Disclosure Schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "Company Disclosure Schedule") and making reference to the particular section of this Agreement to which exception is being taken, the Company hereby represents and warrants to Parent and Merger Sub that:

     SECTION 3.01. Organization and Qualification; Subsidiaries. Each of the Company and each subsidiary of the Company (each such subsidiary a "Company Subsidiary", and collectively the "Company Subsidiaries") is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failures to be so organized, existing or in good standing or to have such corporate or other power, and authority have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). Each of the Company and the Company Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change in or effect on the business of the Company and the Company Subsidiaries that is materially adverse to the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, except for any such change or effect resulting from or arising out of
(i) changes in circumstances or conditions affecting the advertising industry in general, (ii) changes in general United States or global economic or business conditions or financial markets or (iii) the announcement of this Agreement or the transactions contemplated hereby. The Company has heretofore made available to Parent a complete and correct copy of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the

Company. Such Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws are in full force and effect.

     SECTION 3.02. Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of capital stock, consisting of (a) 40,000,000 shares of Class A Common Stock, par value $0.01 per share and (b) 10,000,000 shares of Class B Common Stock, par value $0.01 per share. As of March 5, 2002,
(i) 15,289,804 shares of Class A Common Stock and 4,284,873 shares of Class B Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock were held in the treasury of the Company or by the Company Subsidiaries, and (iii) 1,846,660 shares were reserved for future issuance pursuant to the Company Stock Options. As of March 5, 2002, Company Stock Options to acquire 1,742,796 shares of Class A Common Stock were issued and outstanding. All outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.02 and for changes since March 5, 2002 resulting from the exercise of Company Stock Options outstanding on such date, there are no outstanding shares of capital stock or voting securities of the Company, and there are no options, warrants or other subscription rights, preemptive or similar rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, transfer or sell any shares of capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary, except as provided in stock purchase agreements entered into between the Company and each shareholder substantially in the form included as an exhibit in the Company's registration statement on Form 10, filed with the SEC (as defined in Section 3.06(a)) on April 30, 2001 and in stock purchase agreements entered into between the Company and holders of Company Stock Options. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear would not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.03. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the necessary approvals of the Company's stockholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of then outstanding Shares, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, Merger Sub and Parent LLC, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     SECTION 3.04. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.04(b) have been obtained and all filings and obligations described in Section 3.04(b) have been made and complied with, conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation binding upon the Company or any Company Subsidiary, except, (x) with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement, and (y) with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences arising under or out of (A) agreements the loss of the net income from which, individually or in the aggregate, would not have a Company Material Adverse Effect or (B) agreements the Company has the right or ability to terminate without cause with less than six months' notice.

     (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the filing of a notification with the European Commission ("EC") under Council Regulation (EEC) No. 4064/89 ("Regulation 4064/89"), the applicable requirements of laws, rules and regulations in other non-U.S. jurisdictions governing antitrust or merger control matters and the filing and recordation of appropriate merger documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     SECTION 3.05. Compliance with Laws. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, except for any such conflicts, defaults or violations that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.06. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since April 30, 2001 through the date of this Agreement (collectively, the "Company SEC Reports"). As of the respective dates they were filed (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), (i) the Company SEC Reports were prepared, and all forms, reports and documents filed with the SEC after the date of this Agreement and prior to the Effective Time will be prepared, in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Company SEC Reports contained, nor will any forms, reports and documents filed after the date of this Agreement and prior to the Effective Time contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report or other document with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports and in any form, report or document filed after the date of this Agreement and prior to the Effective Time was, or will be, as the case may be, prepared in accordance with generally accepted accounting principles ("GAAP") in the U.S. applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each presented or will present fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and their consolidated results of operations for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Company Material Adverse Effect).

(c) Schedule 3.06(c) sets forth the Company's preliminary consolidated balance sheet as of December 31, 2001, which preliminary balance sheet is subject to non-material reclassifications, and the Company's consolidated income statements for each of the years in the two-year period then ended (the "Company 2001 Financial Statements"). The Company 2001 Financial Statements have been prepared in accordance with U.S. GAAP (except that such statements lack footnotes and other presentation items) applied on a consistent basis throughout the periods indicated and presented and present fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and their consolidated results of operations for the respective periods indicated therein. The Company 2001 Financial Statements will not be materially different from the corresponding items included in the audited financial statements of the Company to be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     SECTION 3.07. Absence of Certain Changes or Events. Since April 30, 2001, except as contemplated by or as disclosed in this Agreement, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any event, occurrence, development or state of circumstances or facts that, either individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect, (b) any material change by the Company in its accounting methods, principles or practices, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the Exchange Act, or (c) any declaration, setting aside or payment of any dividend or distribution in respect of the Shares or any redemption, purchase or other acquisition of any of the Company's securities.

     SECTION 3.08. Absence of Litigation. There is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, which has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, or consent decree, settlement agreement or other similar written agreement with, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator having or which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.09. Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit plan, program, policy, agreement, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company or any Company Subsidiary on behalf of any current or former director, officer, employee, consultant or shareholder of the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary could incur liability under Section 4069, 4212(c) or 4204 of ERISA or otherwise, including, without limitation, any bonus plan, consulting, employment or other compensation agreement, incentive, stock option or other equity or equity-based compensation or deferred compensation arrangement, stock purchase, severance pay, change of control, sick leave, vacation pay, salary continuation, disability, hospitalization, medical insurance, life insurance, scholarship program and any "employee pension plan," as defined in Section 3(2) of ERISA (the "Company Benefit Plans"), the Company has made available to Parent a true and correct copy of (i) each material Company Benefit Plan, (ii) each trust agreement relating to such Company Benefit Plan, if any, (iii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), if any, (iv) the most recent summary plan description for such Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan intended to be qualified under Section 401(a) of the Code.
Schedule 3.09(a) sets forth a complete list of all material Company Benefit Plans. Except as specifically provided in the foregoing documents delivered to Parent, there are no amendments to any material Company Benefit Plan that have been adopted or approved nor has the Company or any Company Subsidiary undertaken to make any such amendments or to adopt or approve any new material Company Benefit Plan.

     (b) With respect to each Company Benefit Plan which is subject to Title IV of ERISA, (i) the present value of accrued benefits under such Company Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Benefit Plan's actuary with respect to such Company Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Company Benefit Plan allocable to such accrued benefits, and to the Company's knowledge, no events have occurred that would change such calculations as of the date hereof, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Benefit Plan for which the 30-day notice requirement has not been waived and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event, except where such reportable event would not have a Company Material Adverse Effect, (iii) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full, (iv) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any Company Subsidiary, (v) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan and, to the Company's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Company Benefit Plan, and (vi) no condition exists which would subject the Company or any Company Subsidiary to any fine under Section 4071 of ERISA, except where such condition would not have a Company Material Adverse Effect. No Company Benefit Plan is a "multiemployer plan" (as such term is defined in section 3(37) of ERISA).

     (c) With respect to the Company Benefit Plans, no event has occurred, and there exists no condition or set of circumstances, in connection with which the Company or any Company Subsidiary could reasonably be expected to be subject to any actual or contingent liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law which has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with applicable laws and administrative or governmental rules and regulations, including, but not limited to, ERISA and the Code, except where a violation of any such law, rule or regulation would not have a Company Material Adverse Effect. Each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, and no condition exists which would cause the loss of any such qualification, except where such loss of qualification would not have a Company Material Adverse Effect. All contributions or other amounts payable by the Company or any Company

Subsidiary with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code.

     (d) Neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. During the past three years, neither the Company nor any Company Subsidiary has experienced any work stoppage or other labor difficulty, and as of the date of this Agreement, there is no effort by or on behalf of any labor union to organize any persons employed by the Company and there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or threatened in writing, except where such dispute, strike or work stoppage has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, none of the Company, any Company Subsidiary, or their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except where such unfair labor practice, charge or complaint has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (e) The Company and the Company Subsidiaries have no liability for life, health, medical or other welfare benefits to former directors, officers, employees or consultants or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and arrangements provided to individuals at a cost that is not material to the Company. No condition exists that would prevent the Company or any Company Subsidiary from amending or terminating any Company Benefit Plan providing for health, medical or life insurance benefits in respect of any active employee, director, officer, or consultant of the Company or any Company Subsidiary other than limitations imposed under the terms of a collective bargaining agreement.

     (f) Neither the execution and delivery of this Agreement nor the shareholder approval, or the consummation, of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any director, officer, employee or consultant of the Company or any Company Subsidiary, or result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any Company Subsidiary in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     (g) None of the Company and any Company Subsidiary nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could reasonably be expected to subject any of the Company Benefit Plans or their related trusts, the Company, any Company Subsidiary or any person that the Company or any Company Subsidiary has an obligation to indemnify, to any material tax or penalty imposed under
Section 4975 of the Code or Section 502 of ERISA.

     (h) There are no material pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to the Company's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, or any fiduciaries thereof, with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that could reasonably be expected to result in any material liability of the Company or any Company Subsidiary to the PBGC, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Company Benefit Plan, any participant in a Company Benefit Plan, or any other party.

     (i) Each Company Benefit Plan that is subject to or governed by the law of any jurisdiction other than the United States or any State or Commonwealth of the United States (each, a "Company Foreign Benefit Plan"), has been maintained in material compliance with its terms and conditions and in material compliance with the requirements prescribed by any and all statutory and regulatory laws that are applicable to such Company Foreign Benefit Plan (including, without limitation, establishing book reserves in accordance with normal accounting practices and qualifying for special tax treatment if such treatment was intended), except that would not, individually or in the aggregate, be expected to have a Company Material Adverse Effect. Except as disclosed on Schedule 3.09(i), no material Company Foreign Benefit Plan is a defined benefit pension plan.

(j) Each of the Company and the Company Subsidiaries is in compliance with all applicable Laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages (including withholding) and hours and occupational safety and health, except as could not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.10. Contracts. Except as disclosed in the Company SEC Reports, there is no contract or agreement that is material to the financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. Neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is party to any agreement restricting the right of the Company or any Company Subsidiary to compete with another person or restricting the conduct of the business of the Company or any Company Subsidiary in any geographical area, not including exclusivity or similar agreements that are customary in the advertising industry. Except as disclosed in the Company SEC Documents, the

Company is not a party to any contract, understanding, arrangement, letter agreement, letter of intent, memorandum of understanding or similar arrangement with Dentsu.

     SECTION 3.11. Trademarks, Patents and Copyrights. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and the Company Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and the Company Subsidiaries as currently conducted, and no assertion or claim has been made in writing challenging the validity of any of the foregoing which would have a Company Material Adverse Effect. The conduct of the business of the Company and the Company Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.12. Client Relations; Media Buying. (a) As of the date hereof, to the Company's knowledge, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, no material client of the Company or any of the Company Subsidiaries has advised the Company or such Company Subsidiary orally or in writing that it is (x) terminating or considering terminating the handling of its business by the Company or such Company Subsidiary as a whole or in any substantial part or (y) planning to reduce its future spending with the Company or such Company Subsidiary in any manner which was not reflected in the 2002 revenue budget of the Company.

     (b) The Company is not a party to any long-term media-buying agreements material to the business of the Company.

     SECTION 3.13. Key Managers. As of the date hereof, to the Company's knowledge, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, none of the key account managers of the Company or any of the Company Subsidiaries has advised the Company or such Company Subsidiary orally or in writing that he or she is terminating or considering terminating his or her employment with the Company or such Company Subsidiary.

     SECTION 3.14. Taxes. (a) Except for such matters that would not have, and could not reasonably be expected to have, a Company Material Adverse Effect,
(i) the Company and each of the Company Subsidiaries have timely filed all returns and reports required to be filed by them with any taxing authority with respect to Taxes (as defined below), all such returns and reports are complete and accurate and all Taxes shown to be due on such returns have been timely paid, (ii) all Taxes (whether or not shown on any Tax return) owed by the Company or any Company Subsidiary and required to have been paid have been timely paid or, in the case of Taxes which the Company or a Company Subsidiary is presently contesting in good faith, the Company or such Company Subsidiary has established an adequate reserve for such Taxes, (iii) there are no pending proceedings by any taxing authority for the assessment or collection of Taxes against the Company or any of the Company Subsidiaries and (iv) the Company and each of the Company Subsidiaries have provided adequate reserves in their financial statements for any accrued Taxes (or Taxes otherwise due) that have not been paid. As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

     (b) Leo Burnett Company, Inc. was classified as an "S corporation" within the meaning of Section 1361 of the Code for all periods from January 1, 1987 through December 31, 1998 (and for any other period, if any, as to which it reported as an "S corporation") for US federal income tax purposes and during such periods validly elected to be classified as an "S corporation" in each state where it filed a Tax return on such basis. Leo Burnett Company, Inc. and each of its subsidiaries, was classified as an "S corporation" or a "qualified subchapter S subsidiary" within the meaning of Section 1361 of the Code for any period as to which it reported as an "S corporation" or a "qualified subchapter S subsidiary", respectively, for U.S. federal income tax purposes and during such period validly elected to be classified as an "S corporation" or a "qualified subchapter S subsidiary", respectively, in each state where it filed a Tax return on such basis. Neither the Company nor any Company Subsidiary (other than Leo Burnett Company, Inc. and its subsidiaries) has ever filed a Tax return reporting that such corporation was classified as an "S corporation" or a "qualified subchapter S subsidiary" within the meaning of Section 1361 of the Code.

     (c) Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (y) which otherwise constitutes part of a "plan" or "series of related transactions" within the meaning of Section 355(e) of the Code in conjunction with the Merger.

     (d) The Company and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreements that under any circumstances could obligate any of them to make any payments that would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

     SECTION 3.15. Vote Required. The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock, voting as one class in favor of the approval of this Agreement. Pursuant to the Voting Trust Agreement, each holder of record of trust certificates of the Voting Trust has the right to direct the Voting Trustees in the voting on the Merger of shares of Class A Common Stock attributable to such holder, and the Voting Trustees, as record holders of all outstanding shares of Class A Common Stock, shall solicit such directions in writing and shall vote (or refrain from voting) such shares in accordance with such directions.

     SECTION 3.16. Accounting and Reorganization Matters. To the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent or impede the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent or impede the Merger from constituting a reorganization within the meaning of
Section 368(a) of the Code.

     SECTION 3.17. Opinion of Financial Advisor. The Company has received the opinion, to be confirmed in writing, of Morgan Stanley & Co. Incorporated ("Morgan Stanley") to the effect that, as of the date of this Agreement, the consideration to be received by holders of Class A Common Stock in the Merger is fair to such holders from a financial point of view, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement.

     SECTION 3.18. Brokers. No broker, finder or investment banker (other than Morgan Stanley) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as disclosed in the publicly available Parent Reports filed with the Agencies or as set forth in the Disclosure Schedule delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

     SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Parent and each subsidiary of Parent (the "Parent Subsidiaries") is a societe anonyme, corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failures to be so organized, existing or in good standing or to have such corporate or other power and authority have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Each of Parent and the Parent Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any change in or effect on the business of Parent and the Parent Subsidiaries that is materially adverse to the business, assets, financial condition or results of operations of Parent and the Parent Subsidiaries taken as a whole, except for any such change or effect resulting from or arising out of (i) changes in circumstances or conditions affecting the advertising industry in general, (ii) changes in general United States or global economic or business conditions or financial markets or (iii) the announcement of this Agreement or the transactions contemplated hereby. Parent has heretofore made available to the Company a complete and correct copy of Parent's statuts and Certificate of Incorporation (Kbis) and the Certificate of Incorporation and By-Laws of Merger Sub. Such statuts, Certificate of Incorporation (Kbis), Certificate of Incorporation and By-Laws are in full force and effect.

     SECTION 4.02. Capitalization. As of March 5, 2002, (i) Parent had issued and outstanding 139,781,849 ordinary shares having a nominal value of 0.40 Euros per ordinary share (each a "Parent Ordinary Share"), all of which are validly issued, fully paid and nonassessable, and (ii) 4,758,024 Parent Ordinary Shares were held in the treasury of Parent or owned by Parent Subsidiaries. As of March 5, 2002, Parent had outstanding stock options under stock option plans, programs and arrangements of Parent and the Parent Subsidiaries (the "Parent Stock Option Plans") (i) to purchase 3,423,135 Parent Ordinary Shares held in the treasury of Parent and (ii) to subscribe for 760,343 newly issued Parent Ordinary Shares (collectively, the "Parent Options"). As of February 26, 2002, 45,349,849 Contingent Value Rights of Parent were outstanding. As of March 1, 2002, Parent had outstanding 648,379 of each of ADSs and ADRs and 423,847 American Depositary Contingent Value Rights and American Depositary Contingent Value Right Receipts. As of January 18, 2002, Parent had issued and outstanding 17,624,521 obligations a option de conversion en actions nouvelles et/ou d'echange en actions existantes ("Parent OCEANES") convertible into 17,624,521 Parent Ordinary Shares. All outstanding Parent Ordinary Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 4.02 and for changes since March 5, 2002 resulting from the exercise of Parent Stock Options outstanding on such date which were granted pursuant to Parent Stock Option Plans, there are no outstanding shares of capital stock or voting securities of the Company, and there are no options, warrants or other subscription rights, preemptive or similar rights agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue, transfer or sell any shares of capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Parent or any Parent Subsidiary or obligating the Parent or any Parent Subsidiary to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment. All Parent Ordinary Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any Parent Ordinary Shares or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Parent Material Adverse Effect. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $.01 per share, all of which are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof and all of which are owned by Parent. Each of the Parent Ordinary Shares, Parent ORAs and Parent OBSAs, when issued pursuant to the terms of this Agreement, and the Parent Ordinary Shares when issued upon redemption of Parent ORAs or exercise of Parent warrants, shall be validly issued, fully paid and nonassessable and, subject to the terms of this Agreement, will provide its holders with the same rights as the rights of the holders of securities of the same category.

     SECTION 4.03. Authority Relative to this Agreement. Each of Parent, Merger Sub and Parent LLC has all necessary corporate or other power and authority to execute and deliver this Agreement, and, subject to obtaining the necessary approvals of Parent's shareholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent, Merger Sub and Parent LLC and the consummation by each of Parent, Merger Sub and Parent LLC of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate or other action and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL, the approval of the issuance to Parent LLC of (i) Parent Ordinary Shares or obligations remboursables en actions immediately redeemable into Parent Ordinary Shares, (ii) Parent ORAs and (iii) Parent OBSAs pursuant to the Merger by the holders of two-thirds (2/3) of the shares present or represented at the Parent Shareholders' Meeting (as defined in Section 6.01(e)) as required by French law) and the approval of such issuance by the Management Board of Parent by virtue of the power given to it by the Parent Shareholders' Meeting or by the Chairman of the Management Board by virtue of the power given to him by the Management Board, as the case may be. This Agreement has been duly and validly executed and delivered by each of Parent, Merger Sub and Parent LLC and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent, Merger Sub and Parent LLC, enforceable against each of Parent, Merger Sub and Parent LLC in accordance with its terms.

     SECTION 4.04. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of Parent, Merger Sub and Parent LLC do not, and the performance of this Agreement by each of Parent, Merger Sub and Parent LLC will not, (i) conflict with or violate the statuts and Certificate of Incorporation (Kbis) of Parent, the Certificate of Incorporation or By-Laws of Merger Sub or any equivalent organizational documents of any other Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.04(b) have been obtained and all filings and obligations described in Section 4.04(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation binding upon Parent or any Parent Subsidiary, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement and (y) with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences arising under or out of (A) agreements the loss of the net income from which, individually or in the aggregate, would not have a Parent Material Adverse Effect or (B) agreements the Parent has the right or ability to terminate without cause with less than six months notice.

     (b) The execution and delivery of this Agreement by each of Parent, Merger Sub and Parent LLC do not, and the performance of this Agreement by each of Parent, Merger Sub and Parent LLC will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the Securities Act, the New York Stock Exchange, Inc. ("NYSE"), Euronext, state takeover laws, the HSR Act, the filing of a notification with the Commission of the European Union under Regulation 4064/89, the applicable requirements of Laws, rules and regulations in other non-U.S. jurisdictions governing antitrust or merger control matters, the filing and recordation of appropriate merger documents as required by the DGCL, compliance with applicable requirements of the Commission des Operations de Bourse (the "COB") relating to the Parent Ordinary Shares, Parent ORAs and Parent OBSAs to be issued pursuant to or in connection with the Merger and compliance with any other applicable French companies or securities or takeover laws and regulations, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     SECTION 4.05. Compliance with Laws. Neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, except for any such conflicts, defaults or violations that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 4.06. Parent Reports; Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC, the COB, the Conseil des Marches Financiers and Euronext (the "Agencies") since December 31, 2000 through the date of this Agreement (collectively, the "Parent Reports"). As of the respective dates they were filed (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing),
(i) the Parent Reports were prepared, and all forms, reports and documents filed with the Agencies after the date of this Agreement and prior to the Effective Time will be prepared, in all material respects in accordance with the requirements of applicable Law and (ii) none of the Parent Reports contained, nor will any forms, reports and documents filed after the date of this Agreement and prior to the Effective Time contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is required to file any form, report or other document with any Agency.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports and in any form, report or document filed after the date of this Agreement and prior to the Effective Time (i) was, or will be, as the case may be, prepared in accordance with French GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Agency rules), (ii) in the case of Parent Reports filed with the SEC, was, or will be, reconciled to U.S. GAAP as required by and in accordance with the requirements of the Exchange Act, and (iii) presented or will present fairly, in all material respects, the consolidated financial position of the Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and their consolidated results of operations and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect).

     (c) Schedule 4.06(c) sets forth Parent's consolidated balance sheets as of December 31, 2001, 2000 and 1999 and Parent's consolidated income statements for each of the years in the three-year period ended December 31, 2001 (the "Parent 2001 Financial Statements"). The Parent 2001 Financial Statements have been prepared in accordance with French GAAP (except that such statements lack notes and other presentation items) applied on a consistent basis throughout the periods indicated and presented and present fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and their consolidated results of operations for the respective periods indicated therein. The Parent 2001 Financial Statements will not be materially different from the corresponding items included in the audited financial statements of Parent to be included in Parent's Document de Reference for the year ended December 31, 2001.

     SECTION 4.07. Absence of Certain Changes or Events. Since December 31, 2000, except as contemplated by or as disclosed in this Agreement, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any event, occurrence, development or state of circumstances or facts that, either individually or in the aggregate, has had or is reasonably likely to have, a Parent Material Adverse Effect, (b) any material change by Parent in its accounting methods, principles or practices, or (c) any declaration, setting aside or payment of any dividend or distribution in respect of the Parent Ordinary Shares or any redemption, purchase or other acquisition of any of Parent's securities.

     SECTION 4.08. Absence of Litigation. There is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Parent, threatened against Parent or any Parent Subsidiary, or any property or asset of the Parent or any Parent Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, which has had or could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither the Parent nor any Parent Subsidiary nor any property or asset of the Parent or any Parent Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator having or which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 4.09. Contracts. Except as disclosed in the Parent Reports, there is no contract or agreement that is material to the financial condition or results of operations of Parent and the Parent Subsidiaries taken as a whole. Neither Parent nor any Parent Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary is a party to any agreement restricting the right of Parent or any Parent Subsidiary to compete with another person or restricting the conduct of the business of the Parent or any Parent Subsidiary in any geographical area, not including exclusivity or similar agreements that are customary in the advertising industry. There are no contracts, understandings, arrangements, letter agreements, letters of intent, memoranda of understanding or similar arrangements between Parent and Societe Anonyme Somarel.

     SECTION 4.10. Trademarks, Patents and Copyrights. Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, Parent and the Parent Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Parent and the Parent Subsidiaries as currently conducted, and no assertion or claim has been made in writing challenging the validity of any of the foregoing which would have a Parent Material Adverse Effect. The conduct of the business of Parent and the Parent Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that has had, or could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 4.11. Client Relations; Media Buying. (a) As of the date hereof, to Parent's knowledge, except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, no material client of Parent or any of the Parent Subsidiaries has advised Parent or such Parent Subsidiary orally or in writing that it is (x) terminating or considering terminating the handling of its business by Parent or such Parent Subsidiary as a whole or in any substantial part or (y) planning to reduce its future spending with Parent or such Parent Subsidiary in any manner which was not reflected in the 2002 revenue budget of Parent.

     (b) Parent is not a party to any long-term media-buying agreements material to its business.

     SECTION 4.12. Key Managers. As of the date hereof, to Parent's knowledge, except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, none of the key account managers of Parent or any of the Parent Subsidiaries has advised Parent or such Parent Subsidiary orally or in writing that he or she is terminating or considering terminating his or her employment with Parent or such Parent Subsidiary.

     SECTION 4.13. Taxes. Except for such matters that would not have, and could not reasonably be expected to have, a Parent Material Adverse Effect, (i) Parent and each of the Parent Subsidiaries have timely filed all returns and reports required to be filed by them with any taxing authority with respect to Taxes, all such returns and reports are complete and accurate and all Taxes shown to be due on such returns have been timely paid, (ii) all Taxes (whether or not shown on any Tax return) owed by Parent or any Parent Subsidiary and required to have been paid have been timely paid or, in the case of Taxes which Parent or a Parent Subsidiary is presently contesting in good faith, Parent or such Parent Subsidiary has established an adequate reserve for such Taxes,
(iii) there are no pending proceedings by any taxing authority for the assessment or collection of Taxes against the Parent or any of the Parent Subsidiaries and (iv) Parent and each of the Parent Subsidiaries have provided adequate reserves in their financial statements for any accrued Taxes (or Taxes otherwise due) that have not been paid.

     SECTION 4.14. Employee Benefits Plans; Labor Matters. (a) "Parent Benefit Plan" shall mean each "employee benefit plan", as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each employment, severance or similar contract, plan, arrangement or compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by Parent or any Parent Subsidiary and covers any employee or former employee of Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary has any liability.

     (b) Except as could not reasonably be expected to have a Parent Material Adverse Effect, (i) each Parent Benefit Plan is in compliance with all applicable Laws (including, without limitation, ERISA and the Code) and has been administered and operated in accordance with its terms; (ii) each Parent Benefit Plan, which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and, no event has occurred, either by reason of any action or failure to act, and no condition exists which would cause the loss of any such qualification;
(iii) the actuarial present value of the accumulated plan benefits (whether or not vested) under each Parent Benefit Plan covered by Title IV of ERISA, or which otherwise is a pension plan (as defined in Section 3(2) of ERISA) or provides for actuarially-determined benefits as of the close of its most recent plan year did not exceed the market value of the assets allocable thereto; (iv) the PBGC has not instituted proceedings to terminate any Parent Benefit Plan, and to Parent's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 402 of ERISA for the termination of, or the appointment of a trustee to administer any such Parent Benefit Plan; (v) no "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any Parent Benefit Plan subject to Section 412; (vi) no "reportable event" within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA, has occurred in connection with any Parent Benefit Plan; and
(vii) no material liability, claim, action, litigation, audit, examination, investigation or administrative proceeding has been made, commenced or, to the knowledge of Parent, threatened with respect to any Parent Benefit Plan (other than routine claims for benefits payable in the ordinary course);

     (c) Except as could not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, (i) each of Parent and Parent Subsidiaries is, and at all times has been, in compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice complaint against Parent or any Parent Subsidiary is pending before the National Labor Relations Board or its foreign equivalent; (iii) during the last three years there has not been any labor strike, dispute, slowdown or stoppage or, to Parent's knowledge, threatened against or involving Parent or any Parent Subsidiary; (iv) there is no effort by or on behalf of any labor union to organize any persons employed by Parent; and (v) no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefore has been asserted.

     SECTION 4.15. Vote Required. No vote of the stockholders of Parent is required by Law, Parent's statuts or otherwise in order for Parent, Merger Sub and Parent LLC to consummate the Merger and the transactions contemplated hereby other than the affirmative vote of two-thirds (2/3) of the shares present or represented at the Parent Shareholders' Meeting, provided that the shares present or represented on the proposal represent at least one-third (1/3) of the outstanding Parent Ordinary Shares on first notice and one-quarter (1/4) of the outstanding Parent Ordinary Shares if the meeting is held on second notice.

     SECTION 4.16. Operations of Merger Sub and Parent LLC. Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted no business operations. Parent LLC is an indirect, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted no business operations.

     SECTION 4.17. Reorganization Matters. To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent or impede the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent or impede the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 4.18. Brokers. No broker, finder or investment banker (other than Lazard Freres & Co. LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                                   ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

     SECTION 5.01. Conduct of Business by the Company Pending the Merger. (a) The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Parent shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed):

     (i) the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

     (ii) the Company shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations, and shall not take any actions to terminate any employee or officer prior to the Effective Time to cause severance payments to be due under the Company's change in control agreements (the "Change in Control Agreements").

By way of amplification and not limitation (but subject to the above exceptions), neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed):

     (b) amend or otherwise change its Amended and Restated Certificate of Incorporation or By-Laws or equivalent organizational documents;

     (c) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except (A) for the issuance of shares of Company Common Stock pursuant to the Company Stock Options in accordance with their terms, or (B) securities of Company Subsidiaries for internal restructurings solely involving the Company and/or direct or indirect wholly-owned Company Subsidiaries);

     (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than dividends declared and paid in accordance with past practice and dividends from a direct or indirect wholly-owned Company Subsidiary to the Company or any other Company Subsidiary;

     (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except pursuant to
(i) the 2000 Stock Purchase Agreements in the form filed with the Company SEC Reports and (ii) the stock purchase agreements between the Company and holders of Company Stock Options;

     (f) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets, but not including internal restructurings solely involving the Company and/or direct or indirect wholly-owned Company Subsidiaries) any interest in any corporation, partnership or other business organization or any division thereof, or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration which is not, in the aggregate, in excess of $50 million;

          (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except for (a) indebtedness incurred in the ordinary course of business and consistent with past practice and other indebtedness incurred under the Company's $350 million debt facility or
     (B) any indebtedness solely involving the Company and/or direct or indirect wholly-owned Company Subsidiaries;

          (iii) enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole other than in the ordinary course of business and consistent with past practice;

          (iv) authorize any capital expenditure, other than capital expenditures in the ordinary course of business and consistent with past practice;

          (v) sell, lease, license or otherwise dispose of any material assets, except in the ordinary course of business and in a manner consistent with past practice (except for internal restructurings solely involving the Company and/or direct or indirect wholly-owned Company Subsidiaries); or

          (vi) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this
     Section 5.01(f);

     (g) except (i) in the ordinary course of business consistent with past practice, (ii) as required by applicable law, or (iii) to the extent required under existing plans, agreements or arrangements, increase the compensation payable or to become payable or the benefits provided or to become provided to current or former directors, officers, employees, or consultants of the Company or any Company Subsidiary, or increase the compensation payable or benefits provided under any Company Benefit Plan or collective bargaining agreement or otherwise increase or accelerate the vesting or payment of the compensation payable or the benefits provided or compensation or benefits to become payable or provided to any current or former director, officer, employee or consultant of the Company or any Company Subsidiary;

     (h) except (i) in the ordinary course of business consistent with past practice, (ii) as required by applicable law, or (iii) to the extent required under existing plans, agreements or arrangements, grant any severance or termination pay to, or enter into or amend any employment, consulting or severance agreement with any director, officer, employee or consultant of the Company or any Company Subsidiary or establish, adopt, enter into or amend, any Company Benefit Plan;

     (i) hire or retain the services of any director, officer, employee or consultant other than in the ordinary course of business consistent with past practice;

     (j) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice and any change required by reason of a concurrent change in GAAP or Regulation S-X under the Exchange Act, with respect to accounting policies or procedures;

     (k) amend or modify, or release any obligations under, any of the 2000 Stock Purchase Agreements, except in the case of departing employees consistent with past practice or as set forth in Schedule 5.01; or

     (l) agree or commit to do any of the foregoing.

     SECTION 5.02. Conduct of Business by Parent Pending the Merger. (a) Parent agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.02 of the Parent Disclosure Schedule or as contemplated by any other provision of this Agreement, unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed):

          (i) the business of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in the ordinary course of business and in a manner consistent with past practice; and

          (ii) Parent shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of Parent and the Parent Subsidiaries and to preserve the current relationships of Parent and the Parent Subsidiaries with customers, suppliers and other persons with which Parent or any Parent Subsidiary has significant business relations.

By way of amplification and not limitation (but subject to the above exceptions), neither Parent nor any Parent Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of the Company (such consent not to be unreasonably withheld):

     (b) amend or otherwise change its statuts or Certificate of Incorporation
(Kbis), By-Laws or equivalent organizational documents;

     (c) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent or any Parent Subsidiary (except for the issuance of (A) Parent Ordinary

Shares pursuant to the Parent Stock Options outstanding on the date of this Agreement and the issuance, in the ordinary course of business and consistent with past practice, of Parent Stock Options to purchase a maximum of 500,000 Parent Ordinary Shares pursuant to the Parent Stock Option Plans in effect on the date of this Agreement and Parent Ordinary Shares issuable pursuant to such Parent Stock Options, in accordance with the terms of the Parent Stock Option Plans, (B) Parent Ordinary Shares in the ordinary course of business and consistent with past practice pursuant to the Parent's Employee Stock Purchase Plan as in existence at the Effective Time, (C) Parent Ordinary Shares upon conversion at the option of the holders of Parent OCEANES pursuant to their terms, or (D) securities of Parent Subsidiaries for internal restructurings solely involving Parent and/or direct or indirect wholly owned Parent Subsidiaries);

     (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than dividends declared and paid in accordance with past practice and dividends from a direct or indirect wholly-owned Parent Subsidiary to Parent or any Parent Subsidiary;

     (e) reclassify, combine, split or subdivide any of its capital stock;

     (f) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice and any change required by reason of a concurrent change in GAAP or Regulation S-X under the Exchange Act, with respect to accounting policies or procedures;

     (g) sell, lease, license or otherwise dispose of any material assets, except in the ordinary course of business and in a manner consistent with past practice (except for internal restructurings solely involving Parent and/or direct or indirect wholly-owned Parent Subsidiaries);

     (h) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets, but not including internal restructurings solely involving Parent and/or direct or indirect wholly-owned Parent Subsidiaries) any interest in any corporation, partnership or other business organization or any division thereof, or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration which is not, in the aggregate, in excess of $50 million;

     (i) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except for (A) indebtedness incurred in the ordinary course of business and consistent with past practice and other indebtedness with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $100 million or (B) any indebtedness solely involving Parent and/or direct or indirect wholly-owned Parent Subsidiaries; or

     (j) agree or commit to do any of the foregoing.

     SECTION 5.03. Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of
(i) the occurrence, or
non-occurrence, of any event the occurrence, or non-occurrence, of which could reasonably be expected to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and
(ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.03 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.01. Registration Statement; Proxy Statements. (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a Company proxy statement (together with any amendments thereof or supplements thereto, the "Company Proxy Statement") relating to the meetings of the Company's stockholders (the "Company Stockholders' Meeting") to be held to consider approval of this Agreement and the transactions contemplated hereby. Parent shall promptly furnish all information concerning itself as the Company may reasonably request in connection with such actions and the preparation of the Registration Statement and the Company Proxy Statement. As promptly as practicable after the applicable requirements of the SEC have been satisfied, the Company shall mail the Company Proxy Statement to its stockholders. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Company Proxy Statement prior to its being filed with the SEC.

     (b) As promptly as practicable after the execution of this Agreement, Parent and the Company will use reasonable best efforts to obtain a no-action letter from the SEC to permit registration of the Parent OBSAs on a registration statement on Form F-4 without compliance with the Trust Indenture Act of 1939 (the "Trust Indenture Act"). If such no-action letter is granted, Parent shall prepare and file with the SEC a registration statement on Form F-4 for the registration under the Securities Act of the Parent Ordinary Shares, Parent OBSAs and Parent ORAs to be issued pursuant to the Merger. If such no-action letter is not granted, then at the option of the Company either (i) if permitted under applicable Law, the offer and sale of Parent Ordinary Shares, Parent OBSAs and Parent ORAs will not be registered under the Securities Act, but shall be made in a private placement in reliance upon the exemption from registration provided by Regulation D promulgated thereunder or
(ii) Parent shall prepare and file a registration statement on Form F-4 for the registration under the Securities Act of Parent Ordinary Shares, Parent OBSAs and Parent ORAs, and the form and terms of the Parent OBSAs shall be modified as necessary to comply with the Trust Indenture Act.

     (c) In the event a registration statement on Form F-4 (together with all amendments thereto, the "Registration Statement") is filed, (i) each of Parent and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, (ii) prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable U.S. federal or state and non-U.S. securities laws in connection with the issuance of Parent Ordinary Shares, Parent ORAs and Parent OBSAs pursuant to the Merger and (iii) the Company shall furnish all information concerning itself as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement.

     (d) In the event of a private placement, (i) Parent shall take all or any action required under any applicable U.S. federal or state and non-U.S. securities laws to permit the issuance of Parent Ordinary Shares, Parent ORAs and Parent OBSAs pursuant to the Merger in accordance with such laws without registration under the Securities Act and (ii) if at any time after the Closing any former holder of Shares (other than any such holder who is an affiliate of Parent at such time) proposes to resell, in a manner consistent with the terms of Exhibit A, Parent Ordinary Shares, Parent ORAs or the warrant portion of the Parent OBSAs outside the United States but, in the opinion of counsel to such holder, cannot do so in reliance on Regulation S or any other exemption from registration under the Securities Act, Parent shall register such securities pursuant to the Securities Act to permit such person to resell such securities.

     (e) As promptly as practicable after the execution of this Agreement, (i) Parent shall prepare, file, publish, make available and/or mail to Parent Shareholders, as applicable, the resolutions related to the Parent Proposals, the rapport du directoire et du conseil de surveillance a l'assemblee, the rapports des commissaires and the note d'operation (together with any amendments thereof or supplements thereto, the "Parent Proxy Statement" and, together with the Company Proxy Statement, the "Proxy Statements") relating to the meeting of Parent's shareholders (the "Parent Shareholders' Meeting" and, together with the Company Stockholders' Meeting, the "Shareholders' Meetings") to be held to consider approval of the Parent Proposals (as defined in Section 6.02); and (ii) Parent shall prepare and file with the COB all filings required by COB regulations (the "Other Parent Filings") in connection with the Parent Shareholders' Meeting to be held to consider approval of the Parent Proposals. The Company shall promptly furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Parent Proxy Statement and the Other Parent Filings. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Registration Statement, the Parent Proxy Statement and the Other Parent Filings prior to them being filed with the applicable agency.

     (f) The Company Proxy Statement shall include the recommendation of the Board of Directors of the Company to the shareholders of the Company in favor of approval of this Agreement; provided, however, that the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Board of Directors of the Company determines in good faith after consultation with independent legal counsel that the failure to so withdraw, modify or change its recommendation would cause the Board of Directors of the Company to breach its fiduciary duties to the Company's shareholders under applicable Law.

     (g) The Parent Proxy Statement shall include the recommendation of the Supervisory Board and the Management Board of Parent to the shareholders of Parent in favor of the Parent Proposals; provided, however, that the Supervisory Board or the Management Board of Parent may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Supervisory Board or the Management Board of Parent determines in good faith after consultation with independent legal counsel that the failure to so withdraw, modify or change its recommendation would cause the Supervisory Board or the Management Board of Parent to breach its fiduciary duties to Parent's shareholders under applicable Law.

     (h) No amendment or supplement to the Company Proxy Statement or the Registration Statement will be made by the Company or Parent without the approval of the other party (such approval not to be unreasonably withheld or delayed). Parent and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Parent Ordinary Shares, Parent ORAs or Parent OBSAs issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Registration Statement or the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     (i) The information supplied by Parent for inclusion in the Registration Statement and the Company Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Company Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders' Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or the Company Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (j) The information supplied by the Company for inclusion in the Registration Statement and the Company Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Company Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the Parent Proxy Statement shall not, at (i) the time the Parent Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent, and (ii) the time of the Parent Stockholders' Meeting, and the information supplied by the Company for inclusion in the Other Parent Filings at the time such Other Parent Filings are filed with the COB shall not, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement, the Proxy Statements or the Other Parent Filings, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     SECTION 6.02. Shareholders' Meetings. The Company shall call and hold the Company Stockholders' Meeting as promptly as practicable for the purpose of voting upon, and shall use its reasonable best efforts to solicit from its stockholders proxies in favor of, the approval of this Agreement and the transactions contemplated by this Agreement. Parent shall call and hold the Parent Shareholders' Meeting, as promptly as practicable for the purpose of voting upon, and shall use its reasonable best efforts to solicit from its stockholders proxies in favor of, (i) the approval of this Agreement and the transactions contemplated by this Agreement, (ii) the approval of the issuance of Parent Ordinary Shares (or of obligations remboursables en actions immediately redeemable into Parent Ordinary Shares), Parent ORAs and Parent OBSAs pursuant to or in connection with the Merger, (iii) the increase of the number of members of the Supervisory Board of Parent by two, who shall be designees of Dentsu and (iv) the approval of the modification of the Parent statuts to provide that the respective holders of the usufruct and nue propriete interests in the Parent Ordinary Shares are free to allocate the voting rights between themselves and shall notify Parent of the same (collectively, the "Parent Proposals"). Parent and the Company shall take all other action necessary or advisable to secure the vote or consent of shareholders required by French law or the DGCL, as applicable, to obtain such approvals, except to the extent that the Board of Directors of the Company or the Management Board or the Supervisory Board of Parent, as the case may be, determines in good faith after consultation with independent legal counsel that doing so would cause the Board of Directors of the Company, or the Management Board or the Supervisory Board of Parent, as the case may be, to breach its fiduciary duties to such party's shareholders under applicable Law. The Company shall call and hold the Company Stockholders' Meeting for the purpose of considering approval of this Agreement and the transactions contemplated hereby regardless of whether the exception in the immediately preceding sentence applies or the proviso in Section 6.01(f) applies, and Parent shall call and hold the Parent Shareholders' Meeting for the purpose of considering approval of the matters set forth above regardless of whether the exception in the immediately preceding sentence applies or the proviso in Section 6.01(g) applies.

     SECTION 6.03. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request.

     (b) Subject to Section 6.04(d), Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreements, dated February 22, 2002 (the "Confidentiality Agreements") between the Company and Parent.

     SECTION 6.04. No Solicitation of Transactions. (a) Parent will not, directly or indirectly, and Parent will instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or knowingly facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below) involving Parent, or engage in discussions or negotiate with any person or entity with respect to a Competing Transaction involving Parent, or authorize or permit any of the officers, directors or employees of Parent or any Parent Subsidiary, or any investment banker, financial advisor, attorney, accountant or other representative retained by Parent or any Parent Subsidiary, to take any such action; provided, however, that nothing contained in this Section 6.04 shall prohibit Parent from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited (from the date of this Agreement) proposal for a Competing Transaction involving Parent, if, and only to the extent that, (i) the Supervisory Board or the Management Board of Parent, after consultation with independent legal counsel, determines in good faith that such action is required for the Supervisory Board or the Management Board of Parent to comply with its fiduciary duties to its shareholders imposed by applicable Law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person, (x) Parent obtains from such person an executed confidentiality agreement on terms no less favorable to Parent than those contained in the Confidentiality Agreement and (y) Parent notifies the Company immediately of inquiries, proposals or offers received, any information requested, or discussions or negotiations sought to be initiated or continued, indicating, in connection with such notice, the name of such person and the terms and conditions of any proposals or offers. Parent shall notify the Company promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto regarding a Competing Transaction involving Parent is made. Parent shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction involving Parent. Parent agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

     (b) The Company will not, directly or indirectly, and the Company will instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or knowingly facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below) involving the Company, or engage in discussions or negotiate with any person or entity with respect to a Competing Transaction involving the Company, or authorize or permit any of the officers, directors or employees of the Company or any Company Subsidiary, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any

Company Subsidiary, to take any such action; provided, however, that nothing contained in this Section 6.04 shall prohibit the Company from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited (from the date of this Agreement) proposal for a Competing Transaction involving the Company, if, and only to the extent that, (i) the Board of Directors of the Company, after consultation with independent legal counsel, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to its shareholders imposed by applicable Law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person, (x) the Company obtains from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement and (y) the Company notifies Parent immediately of inquiries, proposals or offers received, any information requested, or discussions or negotiations sought to be initiated or continued, indicating, in connection with such notice, the name of such person and the terms and conditions of any proposals or offers. The Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction involving the Company is made. The Company shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction involving the Company. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party, other than such releases or waivers of obligations of Dentsu to the Company which the Company deems reasonably necessary to consummate the Merger and the transactions contemplated by this Agreement. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14d-9 or 14e-2 under the Exchange Act with respect to any Competing Transaction.

     (c) A "Competing Transaction" means any of the following involving Parent or the Company, as the case may be (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of 25% or more of the assets of such party and its subsidiaries, taken as a whole, (iii) the acquisition of capital stock of such party by a person as a result of which such person would become the beneficial owner of 25% or more of the shares of capital stock of such party; or (iv) a tender offer or exchange offer by a person as a result of which such person would become the beneficial owner of 25% or more of the outstanding voting securities of such party. For purposes of this Section 6.04, the term "beneficial owner" shall have the meaning ascribed to it in Rule 13d-3 promulgated under the Exchange Act.

     (d) This Section 6.04 supersedes Section 10 of each of the Confidentiality Agreements, which Section 10 shall have no further force or effect as of the date hereof.

     SECTION 6.05. Directors' and Officers' Indemnification and Insurance. (a) The By-Laws of the Surviving Corporation shall contain provisions regarding directors' and officers' indemnification and insurance reasonably satisfactory to the Company which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of the Company.

     (b) Prior to the Effective Time, the Company shall, to the fullest extent permitted under applicable Law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director or officer of the Company and each Company Subsidiary and each such person who served at the request of the Company or any Company Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacities as officers or directors, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) the Company or Parent and the Surviving Corporation, as the case may be, shall pay the fees and expenses of counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to the Company or to Parent and the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless the Surviving Corporation shall elect to defend such action) and (ii) the Company and Parent and the Surviving Corporation shall cooperate in the defense of any such matter, provided, however, that none of the Company, Parent or the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed).

     (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that Parent may substitute therefor policies reasonably satisfactory to the Indemnified Parties of at least the same coverage containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time; provided, however, that in no event shall Parent be required to expend pursuant to this Section 6.05(c) more than an amount per year equal to 250% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be approximately $440,000 per year in the aggregate), and if the annual premium for such insurance at any time during such period shall exceed 250% of such rate, Parent shall provide such coverage as shall then be available at an annual premium equal to 250% of such rate.

     (d) This Section 6.05 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on the Surviving Corporation and its respective successors and assigns. In the event Parent, the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent, the Company or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this
Section 6.05. The rights of each of the Indemnified Parties under this Section
6.05 shall be in addition to
any rights such person may have under the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries, or under Delaware Law or any other applicable laws or under any agreement of any Indemnified Party with the Company or any of its Subsidiaries.

     SECTION 6.06. Obligations of Merger Sub and Parent LLC. Parent shall take all action necessary to cause Merger Sub and Parent LLC to perform their obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

     SECTION 6.07. Company Affiliates. No later than 30 days after the date of this Agreement, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act) of the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, an affiliate letter in the form customarily obtained from such affiliates for purposes of Rule 145, executed by each of the affiliates of the Company identified in the foregoing list and any person who shall, to the knowledge of the Company, have become an affiliate of the Company subsequent to the delivery of such list.

     SECTION 6.08. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations, rulings or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement (in the case of any such application for a ruling from the Internal Revenue Service, such application shall be made jointly by Parent and the Company) and (iii) make all necessary filings, and thereafter make any other submissions requested by any Governmental Entities in connection with such filings, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws, (B) the HSR Act and (C) any other applicable Law; provided, however, that Parent shall not be obligated to agree to material restrictions on the conduct of its business following the Effective Time or to divest any of its material assets or material assets of any of its affiliates, or the Company or any of its affiliates. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. The parties may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel.

     (b) Parent and the Company shall file as soon as practicable after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice --- for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. Parent and the Company shall file as promptly as practicable following the execution of this Agreement, a notification with the EC under Regulation 4064/89 and any notifications or other filings required in other non-U.S. jurisdictions under antitrust or merger control Laws, rules or regulations. Parent and the Company shall respond as promptly as practicable to all inquiries and requests received from the FTC and the EC. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding.

     SECTION 6.09. Plan of Reorganization; Tax Treatment. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-2(g). Each party hereto shall use its reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Each party hereto shall use its reasonable best efforts to cause the delivery of the opinions referred to in Sections 7.02(d) and 7.03(c) and the delivery of representations substantially in the forms set forth in Exhibits E and F hereto.

     (b) The parties agree to report the Parent ORAs as stock for U.S. federal income tax purposes unless otherwise required by a "determination" within the meaning of Section 1313(a) of the Code or by law, provided that the holders thereof report the Parent ORAs as stock for such purposes.

     (c) For United States federal income tax purposes, the parties agree to report the Parent OBSAs as two separate instruments with the debt component treated as indebtedness and the warrant component treated as a zero principal amount security, unless otherwise required by a determination within the meaning of Section 1313(a) of the Code or by law, provided that the holders thereof so treat the Parent OBSAs for United States federal income tax purposes.

     SECTION 6.10. Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the NYSE or Euronext, Parent and the Company shall each use their reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

     SECTION 6.11. Euronext Listing. (a) Parent shall prepare and submit to Euronext a listing application covering the Parent Ordinary Shares, Parent ORAs and Parent warrants to be issued pursuant to the Merger and shall use its reasonable best efforts to obtain admission to trading of such Parent Ordinary Shares, Parent ORAs and Parent warrants at Euronext within five business days from the Closing Date, including without limitation the payment of costs, fees and commissions required to obtain and maintain such admission to trading.

     (b) Parent shall prepare and submit to Euronext a listing application covering the Parent Ordinary Shares issuable upon redemption of the Parent ORAs and shall use its reasonable best efforts to obtain admission to trading of such Parent Ordinary Shares at Euronext at the time such shares are issued upon redemption of the Parent ORAs.

     (c) Parent shall prepare and submit to Euronext a listing application covering the Parent Ordinary Shares issuable upon exercise of the Parent warrants to be issued pursuant to the Merger, and shall use its reasonable best efforts to obtain admission to trading of such Parent Ordinary Shares at Euronext at the time such Parent warrants become exercisable.

     SECTION 6.12. Parent Governance. Parent shall take all necessary action to cause the number of members of the Supervisory Board to be increased by two as of the Effective Time, and to cause two designees of Dentsu to be appointed to the Supervisory Board. Parent shall take all necessary action to cause as of the Effective Time the number of members of Parent's Management Board to be increased to five and Roger A. Haupt to be appointed to the Management Board and as the President and Chief Operating Officer of Parent.

     SECTION 6.13. Nominee Agreement. The Company and Parent shall use its reasonable best efforts to execute and deliver a nominee agreement on terms satisfactory to Parent and the Company.

     SECTION 6.14. Issuance of Securities to Parent LLC. At or immediately prior to the Effective Time, Parent shall issue to Parent LLC the Parent Ordinary Shares, the Parent ORAs and the Parent OBSAs, in each case to which the holders of Company Common Stock shall become entitled pursuant to the Merger.

     SECTION 6.15. Employee Benefits Matters. (a) From and after the Effective Time until at least the first anniversary of the Effective Time, Parent shall or shall cause the Surviving Corporation to either maintain the Company's compensation levels and Company Benefit Plans (other than equity or equity-based compensation or benefits) or provide compensation and employee benefits under employee benefit plans to the employees and former employees of the Company and the Company Subsidiaries that are in the aggregate no less favorable than those provided to such persons pursuant to the Company Benefit Plans as in effect immediately prior to the Effective Time (other than equity or equity-based compensation or benefits). Parent and the Surviving Corporation shall recognize (or cause to be recognized) service with the Company and the Company Subsidiaries and any predecessor entities for purposes of vesting, eligibility and level of benefits (but not benefit accrual under (i) plans for which similarly situated employees of Parent and any Parent Subsidiary did not receive credit for prior service upon establishment of the plan and (ii) any defined benefit pension plans) under any plan or arrangement maintained by Parent, the Surviving Corporation or any Parent Subsidiary or affiliate of Parent; provided, however, that solely to the extent necessary to avoid duplication of benefits, amounts payable under employee benefit plans provided by Parent, the Surviving

Corporation or a Parent Subsidiary may be reduced by amounts payable under similar Parent Benefit Plans with respect to the same periods of service.

     (b) The cost of the Company's Annual Incentive Plan (the "Incentive Plan") has been included in the Company's 2002 budget, which has been provided to Parent prior to the date hereof. From and after the Effective Time until December 31, 2002, Parent shall or shall cause the Surviving Corporation to maintain the Incentive Plan in accordance with its terms and conditions for all eligible employees who participate in the Incentive Plan immediately prior to the Effective Time and any newly hired employees who will be performing in positions in which competitive market data supports bonus participation. Such employees shall be paid the entire amount of his or her cash bonus no later than March 15, 2003.

     (c) Following the Effective Time, Parent and the Surviving Corporation shall use reasonable efforts to cooperate to adopt or maintain stock option plans compliant with applicable requirements of French law, for the benefit of selected Company employees who are key employees and who continue employment with Parent or one of its Subsidiaries. Prior to the Effective Time, Parent and the Company shall use reasonable best efforts to determine the number of Parent Ordinary Shares underlying options that will be granted under such plans for the benefit of such selected Company employees.

     (d) Parent and the Company hereby agree that the transactions contemplated by this Agreement shall not constitute a "Hostile Change in Control" under the Change in Control Agreements.

     (e) The Company shall use its reasonable best efforts to submit the Change in Control Agreements and Roger A. Haupt's employment agreement, as set forth in Section 3.09(a) of the Company Disclosure Schedule, to the eligible Voting Trustees for shareholder approval in accordance with the shareholder approval requirements of Section 280G(b)(5)(B) of the Code. In addition, the Company shall use its reasonable best efforts to submit the Cash Payments, to the extent such payments constitute "excess parachute payments" (as defined in Section 280G(b)(1) of the Code), to the eligible Voting Trustees for shareholder approval in accordance with the shareholder approval requirements of Section 280G(b)(5)(B) of the Code.

     SECTION 6.16. Appointment of Custodian. From and after the Effective Time, Parent shall appoint and maintain at its expense a custodian to assist former stockholders of the Company with matters relating to the ownership of Parent Ordinary Shares received in the Merger. Such custodian shall provide services similar to those provided by a depositary of American Depositary Receipts, including with respect to distribution of voting materials, currency conversion of dividends and receipt of avoir fiscal. It is agreed and understood that the custodian shall not have legal, beneficial, equitable or other ownership of the Parent Ordinary Shares.

     SECTION 6.17. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     SECTION 6.18. Adjustments. If, after the date hereof and prior to the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, Parent and the Company determine in their reasonable judgment that consummation of the Merger on the terms contemplated by this Agreement would not permit delivery of the opinions contemplated by Sections 7.02(c) or 7.03(c), Parent and the Company agree to negotiate in good faith adjustments to this Agreement to address such matters in a manner that would substantially preserve the economic benefits of this transaction for Parent and the shareholders of the Company.

     SECTION 6.19. Reporting Requirements. From and after the Closing, Parent shall use reasonable best efforts to cause the Surviving Corporation to satisfy the reporting requirements set forth in Treas. Reg. ss.1.367(a)-3(c)(6).

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

     SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

     (a) either (i) if filed, the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC, or (ii) the offer and sale of the Merger Consideration under this Agreement shall have been validly made pursuant to an exemption from Section 5 of the Securities Act;

     (b) this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with the DGCL and the Voting Trust Agreement;

     (c) the Parent Proposals shall have been approved and adopted by the requisite affirmative vote of the shareholders of Parent in accordance with applicable French Laws and regulations, COB rules and regulations and Parent's statuts;

     (d) no Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

     (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from and made with all Governmental Entities, except for such consents, approvals and authorizations the failure of which to obtain could not have or could not reasonably be expected to have a Parent Material Adverse Effect (assuming for purposes of this paragraph (e) that the Merger shall have been effected);

     (f) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and, if applicable, confirmation shall have been received, by way of a decision from the Commission of the European Union under Regulation 4064/89 (with or without the initiation of proceedings under Article 6(1)(c) thereof), that the Merger is compatible with the common market (it being understood for the avoidance of doubt that this condition does not depend on receipt of any required approval for agreements or arrangements between Parent and Dentsu);

     (g) the respective parties thereto shall have executed and delivered the Nominee Agreement; and

     (h) the Bcom3 Merger shall have been completed on substantially the terms set forth in the Bcom3 Merger Agreement.

     SECTION 7.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

     (a) the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be so true and correct (without giving effect to any qualification as to "materiality" or "Company Material Adverse Effect" set forth therein) would not have or could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to such effect;

     (b) the Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to so comply would not have or could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect;

     (c) Parent shall have received the opinion of Wachtell, Lipton, Rosen & Katz, counsel to Parent, dated as of the Closing Date, based upon facts, representations and assumptions set forth in or referred to in such opinion, to the effect that for U.S. federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may require and shall be entitled to rely upon representations, rulings and opinions of Parent, the Company or others, including representations substantially in the form of Exhibits E and F, respectively;

     (d) The holders of not more than 5% of the outstanding Company Common Stock shall have demanded appraisal of their Shares in accordance with the DGCL; and

     (e) Parent and the Company shall have received the opinion of Kirkland & Ellis, counsel to the Company, dated as of the date hereof and as of the Closing Date, reasonably satisfactory in form and substance to Parent and the Company, to the effect that, for United States federal income tax purposes: (i) the limitations on each transferee's ownership rights set forth in the 2000 Stock Purchase Agreements between the Company and the holders of Class A Common Stock (the "2000 Stock Purchase Agreements") constitute "nonlapse restrictions" within the meaning of Treasury Regulation Section 1.83-3(h), (ii) each person who has entered into a 2000 Stock Purchase Agreement with the Company owns the Class A Common Stock covered by such person's 2000 Stock Purchase Agreement (and owned such stock as of the date of this Agreement), and (iii) such stock was "transferred" to such person prior to the date of this Agreement and such stock is "substantially vested" and not subject to a "substantial risk of forfeiture" in the hands of such person (and became so prior to the date of this Agreement), in each case, within the meaning of Code Section 83 and the Treasury Regulations thereunder.

     SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

     (a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), except where failure to be so true and correct (without giving effect to any qualification as to "materiality" or "Parent Material Adverse Effect" set forth therein) would not have or could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to such effect;

     (b) Parent and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to so comply would not have or could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect; and

     (c) the Company shall have received the opinion of Kirkland & Ellis, special tax counsel to the Company, dated as of the Closing Date, based upon facts, representations and assumptions set forth in or referred to in such opinion, to the effect that for U.S. federal income tax purposes, (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) each transfer of property to Parent by a stockholder of the Company pursuant to the Merger will not be subject to Section 367(a)(1) of the Code. In rendering such opinion, Kirkland & Ellis may require and shall be entitled to rely upon representations, rulings and opinions of Parent, the Company or others including representations substantially in the form of Exhibits E and F, respectively. The opinion set forth in clause (ii) above may assume that any stockholder who is a "five-percent transferee shareholder" within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii) will file the agreement described in Treasury Regulation Section 1.367(a)-3(c)(1)(iii)(B).

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

     (a) by mutual written consent of Parent and the Company;

     (b) by either Parent or the Company if the Effective Time shall not have occurred on or before September 7, 2002 (the "Outside Date"); provided, however, that if (x) the Effective Time has not occurred by such date by reason of non-satisfaction of any of the conditions set forth in Sections 7.01(d), 7.01(e) or 7.01(f) and (y) all other conditions in Article VII have theretofore been satisfied or (to the extent legally permissible) waived or are then capable of being satisfied, the Outside Date shall be December 7, 2002; and provided further, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the applicable Outside Date;

     (c) there shall be any Order which is final and nonappealable preventing the consummation of the Merger;

     (d) by the Company if (i) the Supervisory Board or the Management Board of Parent withdraws, modifies or changes its recommendation of this Agreement or the transactions contemplated hereby in a manner adverse to the Company or shall have resolved to do so; (ii) the Supervisory Board or the Management Board of Parent shall have recommended to the shareholders of Parent a Competing Transaction or shall have resolved to do so; and (iii) a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of Parent is commenced, and the Management Board or the Supervisory Board of Parent fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders);

     (e) by Parent if (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the transactions contemplated hereby in a manner adverse to Parent or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the shareholders of the Company a Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders);

     (f) by either Parent or the Company if this Agreement shall fail to receive the requisite vote for approval at the Company Stockholders' Meeting;

     (g) by either Parent or the Company if the resolutions set forth in the Parent Proxy Statement related to the approval of the Parent Proposals shall fail to receive the requisite vote at the Parent Shareholders' Meeting;

     (h) by Parent upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) and
Section 7.02(b) would not be satisfied ("Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this Section 8.01(h); or

     (i) by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth in
Section 7.03(a) and Section 7.03(b) would not be satisfied ("Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent and Merger Sub through the exercise of their respective best efforts and for so long as Parent and Merger Sub continue to exercise such best efforts, the Company may not terminate this Agreement under this Section 8.01(i).

     SECTION 8.02. Effect of Termination. Except as provided in Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Sections 8.05(b) and (c), provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto prior to the Effective Time; provided, however, that, after the approval of this Agreement by the shareholders of the Company, no amendment shall be made which by Law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

     SECTION 8.05. Expenses. (a) Except as set forth in this Section 8.05, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such Expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Parent each shall pay one-half of all Expenses relating to printing, filing and mailing the Registration Statement (if required) and the Proxy Statements and all SEC, COB and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statements. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement (if required) and the Proxy Statements, the solicitation of shareholder approvals, the filing of any required notices under the HSR Act, European Regulation 4064/89 or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

     (b) The Company agrees that, if: (A) Parent shall terminate this Agreement pursuant to Section 8.01(e); (B)(i) Parent or the Company shall terminate this Agreement pursuant to Section 8.01(f) due to the failure of the Company's shareholders to approve this Agreement, and (ii) prior to the time of such failure to so approve this Agreement there shall have been made a proposal for a Competing Transaction with respect to the Company, and (iii) within twelve
(12) months following the termination of this Agreement the Company executes a definitive agreement providing for, or consummates, a Competing Transaction; or
(C)(i) Parent or the Company shall terminate this Agreement pursuant to Section 8.01(b) because the Effective Time has not occurred on or before the applicable Outside Date, (ii) on or before the applicable Outside Date there shall have been made a proposal for a Competing Transaction with respect to the Company, and (iii) within twelve (12) months following the termination of this Agreement the Company executes a definitive agreement providing for, or consummates, a Competing Transaction, then the Company shall pay to Parent an amount equal to $90 million.

     (c) Parent agrees that, if: (A) the Company shall terminate this Agreement pursuant to Section 8.01(d); (B)(i) Parent or the Company shall terminate this Agreement pursuant to Section 8.01(g) due to the failure of Parent's shareholders to approve the Parent Proposals, (ii) prior to the time of such failure to so approve the Parent Proposals, there shall have been made a proposal for a Competing Transaction with respect to Parent, and (iii) within twelve (12) months following the termination of this Agreement, Parent executes a definitive agreement providing for, or consummates, a Competing Transaction; or (C)(i) Parent or the Company shall terminate this Agreement pursuant to
Section 8.01(b) because the Effective Time has not occurred on or before the applicable Outside Date, (ii) on or before the applicable Outside Date there shall have been made a proposal for a Competing Transaction with respect to Parent, and (iii) within twelve (12) months following the termination of this Agreement Parent executes a definitive agreement providing for, or consummates, a Competing Transaction, then Parent shall pay to the Company an amount equal to $90 million.

     (d) Parent agrees that the payment set forth in Section 8.05(b) shall be the sole and exclusive remedy of Parent upon a termination of this Agreement pursuant to Sections

8.01(b), (e) and (f), and such remedy shall be limited to the sum stipulated in
Section 8.05(b), regardless of the circumstances giving rise to such termination; provided, however, that nothing herein shall relieve the Company from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     (e) The Company agrees that the payment provided for in Section 8.05(c) shall be the sole and exclusive remedy of the Company upon a termination of this Agreement pursuant to Sections 8.01(b), (d) and (g), and such remedy shall be limited to the sum stipulated in Section 8.05(c), regardless of the circumstances giving rise to such termination; provided, however, that nothing herein shall relieve Parent from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     (f) Except as otherwise required by Section 8.01, any payment required to be made pursuant to Section 8.05(b) or 8.05(c) shall be made to the receiving party not later than two business days after delivery to the paying party of notice of demand for payment, and shall be made by wire transfer of immediately available funds to an account designated by the notice of demand for payment delivered pursuant to this Section 8.05(f). In the case of a payment pursuant to Section 8.05(b)(A) or 8.05(c)(A), such notice of demand may be delivered on or after termination of this Agreement. In the case of a payment pursuant to Sections 8.05(b)(B), 8.05(b)(C), 8.05(c)(B) or 8.05(c)(C) hereof, such notice of demand may be delivered on or after the earlier of execution of the definitive agreement providing for, or the consummation of, the Competing Transaction.

                                  ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Articles I and II and Sections 6.01(d), 6.03(b), 6.05, 6.06, 6.09(b), 6.09(c), 6.11, 6.12, 6.15, 6.16, 6.17
and 6.19 and this Article IX shall survive the Effective Time and those set forth in Sections 6.03(b), 8.02 and 8.05 and this Article IX shall survive termination.

     SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

     if to Parent or Merger Sub or Parent LLC:

              Publicis Groupe S.A.
              Avenue des Champs Elysees
              75008 Paris, France
              Facsimile No.:  011-331-44-43-75-50
              Attention:  M. Maurice Levy
                          M. Jean-Paul Morin

     with a copy to:

              Wachtell, Lipton, Rosen & Katz
              51 West 52nd Street
              New York, NY  10019
              Facsimile No.:  (212) 403-2000
              Attention:  Martin Lipton
                          Elliott V. Stein

     if to the Company:

              Bcom3 Group, Inc.
              35 West Wacker Drive
              Chicago, IL  60601
              Facsimile No.: (312) 220-6545
              Attention:  Roger A. Haupt
                          Christian E. Kimball

     with a copy to:

              Davis Polk & Wardwell
              450 Lexington Avenue
              New York, New York  10017
              Facsimile No.:  (212) 450-4800
              Attention:  Joseph Rinaldi

     SECTION 9.03 Certain Definitions. For purposes of this Agreement, the term:

     (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

     (b) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York;

     (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

     (d) "knowledge" means, with respect to any matter in question, that the named executive officers of the Company, as identified in its registration statement on Form 10 filed with the SEC on April 30, 2001, or Parent, as identified in its annual report on Form 20-F, as the case may be, have actual knowledge of such matter;

     (e) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

     (f) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.05 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article II, Section 6.01(d), Section 6.05 and Section
6.16 (collectively, the "Third Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof. Subject to
Section 6.05, Parent shall reimburse all expenses, including reasonable attorneys' fees, that are incurred by any person who prevails in any litigation or other proceeding required to enforce the obligations of the Surviving Corporation and Parent under the Third Party Provisions.

     SECTION 9.06 Incorporation of Exhibits. The Company Disclosure Schedule, the Parent Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 9.07 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 9.08 Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the courts of the State of Delaware or the United States District Court for the State of Delaware. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of the courts of the State of Delaware and the United States District Court for the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action in relation to this Agreement, the Merger or any of the other transactions contemplated by this Agreement in any court other than the courts of the State of Delaware and the United States District Court for the State of Delaware. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section
9.02 shall be deemed effective service of process on such party.

     SECTION 9.09 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 9.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     SECTION 9.12 Entire Agreement. This Agreement (including the Exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Confidentiality Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     IN WITNESS WHEREOF, Parent, Merger Sub, Parent LLC and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                             PUBLICIS GROUPE S.A.


                                             By /s/ Maurice Levy
                                                --------------------------------
                                                Name:  Maurice Levy
                                                Title: President du Directoire


                                             PHILADELPHIA MERGER CORP.


                                             By /s/ Jean Paul Morin
                                                --------------------------------
                                                Name:  Jean Paul Morin
                                                Title: Treasurer and Secretary


                                             PHILADELPHIA MERGER LLC


                                             By: /s/ Jean Paul Morin
                                                --------------------------------
                                                Name:  Jean Paul Morin
                                                Title: Treasurer and Secretary


                                             BCOM3 GROUP, INC.


                                             By /s/ Roger A. Haupt
                                                --------------------------------
                                                Name:  Roger A. Haupt
                                                Title: Chairman and Chief
                                                       Executive Officer

                                                                      EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of March 7, 2002 among Bcom3 Group, Inc., a Delaware corporation (the "Company"), Boston Three Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Dentsu Inc., a company organized under the laws of Japan ("Dentsu").

     WHEREAS, concurrently with the execution of this Agreement, the Company, Publicis Groupe S.A., Philadelphia Merger Corp. and Philadelphia Merger LLC ("Publicis Merger Sub") are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Publicis Merger Agreement"), pursuant to which, immediately following consummation of the Merger (as defined below) contemplated by this Agreement, the Company will merge with and into Publicis Merger Sub (the "Publicis Merger");

     WHEREAS, the purpose of the Merger is to effect a pro rata purchase of shares of Class A Common Stock (as defined below) by Dentsu from the holders thereof, followed by a recapitalization of the common stock of the Company.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   Article 1
                                   THE MERGER

     Section 1.01. The Merger. (a) At the Effective Time, Merger Sub shall be merged (the "Merger") with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

     (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Sub will file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger).

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under Delaware Law.

     Section 1.02. Conversion of Shares. At the Effective Time,

     (a) except as otherwise provided in 1.02(c) or Section 1.03(d), each share of Class A common stock, par value $0.01 per share, of the Company (the "Class A Common Stock") outstanding immediately prior to the Effective Time shall be cancelled and shall be converted into the right to receive (i) an amount in cash equal to the Aggregate Cash (as defined below) divided by the total number of shares of Class A Common Stock then outstanding, which cash shall be paid directly from Dentsu as provided in Section 1.03(b) and (ii) 0.813619 shares of Class A Common Stock (together, the "Class A Consideration");

     (b) except as otherwise provided in 1.02(c) or Section 1.03(d), each share of Class B common stock, par value $0.01 per share, of the Company (the "Class B Common Stock") outstanding immediately prior to the Effective Time shall be cancelled and shall be converted into the right to receive 1.665067 shares of Class B Common Stock (the "Class B Consideration");

     (c) each share of Class A Common Stock or Class B Common Stock held by the Company as treasury stock immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

     (d) each share of common stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

     The shares of Class A Common Stock outstanding immediately prior to the Effective Time and the shares of Class B Common Stock outstanding immediately prior to the Effective Time are referred to herein collectively as the "Shares". The Class A Consideration and the Class B Consideration are referred to herein collectively as the "Merger Consideration".

     Section 1.03. Delivery of Merger Consideration. Except as set forth in
Section 1.03(d), immediately after the Effective Time, the Company shall take all necessary action to reflect on the books and records of the Company the conversion of Shares provided for in Section 1.02, such that each person who held Shares immediately prior to the Effective Time will be reflected in such books and records as the record holder of the number of shares (including fractional shares, if any) of Class A Common Stock or Class B Common Stock to which such person is entitled by virtue of the Merger.

     (b) Prior to the Effective Time, a paying agent shall be appointed (the "Paying Agent") for the purpose of paying the cash portion of the Class A Consideration. Dentsu hereby agrees, for its own benefit and the benefit of the holders of Shares and not for the benefit of Publicis or the Company, to pay $498,702,393 (the "Aggregate Cash") to the Paying Agent immediately after the Effective Time. It is agreed and understood that neither Publicis nor the

Company shall directly or indirectly be required to, nor shall they, reimburse Dentsu in cash or other property for the payment of the Aggregate Cash or otherwise assist Dentsu in financing or funding such payment.

     (c) Except as set forth in Section 1.03(d), as promptly as practicable after the Effective Time, the Paying Agent shall deliver to each holder of Shares of Class A Common Stock, as reflected in the books and records of the Company at the Effective Time, such holder's applicable cash portion of the Class A Consideration. The Paying Agent shall be entitled to deduct and withhold from the cash otherwise payable pursuant to this Agreement to any holder of Shares, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made.

     (d) Notwithstanding Section 1.02, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the Delaware Law (collectively, the "Dissenting Shares") shall not be converted into a right to receive the applicable Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal. If, after the Effective Time, any such holder fails to perfect, withdraws or loses its right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the applicable Merger Consideration. The Merger Consideration shall be withheld for each Dissenting Share. The amount any holder of Class A Common Stock is entitled to receive in an appraisal proceeding is set forth in Section
6.6 of each holder's 2000 Stock Purchase Agreement with the Company.

     Section 1.04. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted; provided that no additional cash shall be payable by Dentsu pursuant to any such adjustment.

                                   Article 2
                           THE SURVIVING CORPORATION

     Section 2.01. Certificate of Incorporation. The certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

     Section 2.02. Bylaws. The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     Section 2.03. Directors And Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of the Company at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                   Article 3
                            CONDITIONS TO THE MERGER

     Section 3.01. Conditions to Obligations of Each Party. The obligations of the Company, Merger Sub and Dentsu to consummate the Merger are subject to the satisfaction of the following conditions:

     (a) this Agreement shall have been approved and adopted by the stockholders of the Company and Merger Sub in accordance with Delaware Law;

     (b) satisfaction or, if permissible, waiver by the applicable party of all conditions set forth in Article VII of the Publicis Merger Agreement (other than the condition relating to the completion of the Merger contemplated by this Agreement); and

     (c) no governmental entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, decree, executive order or award which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     Section 3.02. Conditions To Obligations Of Dentsu. The obligations of Dentsu to consummate the Merger are subject to the satisfaction of the following conditions:

     (a) the Company shall have provided to Dentsu or Publicis a certificate meeting the requirements of Treas. Reg. Sections 1.1445-2(c)(3) and 1.897-2(h) to the effect that the shares of the Company disposed of by Dentsu in the transactions contemplated by the Publicis Merger Agreement do not constitute a United States real property interest within the meaning of Section 897(c)(1)(A) of the Internal Revenue Code of 1986, as amended; and

     (b) none of the conditions set forth in Article VII of the Publicis Merger Agreement shall have been waived by the Company without the consent of Dentsu (such consent not to be unreasonably withheld or delayed).

                                   Article 4
                      MATTERS RELATING TO PUBLICIS MERGER

     Section 4.01. Investment Agreement. The Company and Dentsu agree that the Investment Agreement between Dentsu and the Company dated as of March 14, 2000 shall terminate immediately after the effective time of the Publicis Merger.

     Section 4.02. Ownership Statement. Dentsu shall, if it is able to do so, deliver to Publicis and the Company an ownership statement, dated as of the Closing Date (as defined in the Publicis Merger Agreement), satisfying the requirements of Treasury Regulation Section 1.367(a)-3(c)(5)(i) (provided that the "related" person statement required by Treasury Regulation Section 1.367(a)-3(c)(5)(i)(C)(2) may be made to Dentsu's best knowledge), in form and substance reasonably acceptable to Publicis and the Company.

     Section 4.03. Notices Under Publicis Merger Agreement. The Company agrees to promptly forward to Dentsu a copy of any notices given to Publicis or Publicis Merger Sub pursuant to Section 9.02 of the Publicis Merger Agreement and to provide a copy of any notices it receives from Publicis or Publicis Merger Sub pursuant to Section 9.02 of the Publicis Merger Agreement.

     Section 4.04. Amendment To Publicis Merger Agreement. The Company will not amend any provision of the Publicis Merger Agreement without the prior written consent of Dentsu (such consent not to be unreasonably withheld or delayed, it being acknowledged that the refusal to consent to any amendment that would in the good faith opinion of Dentsu's accountants jeopardize Dentsu's ability to equity account, without the payment of any additional sum of money, for its investment in Publicis after the Publicis Merger will be per se reasonable).

     Section 4.05. Company Proxy Statement. Dentsu and its counsel shall be given a reasonable opportunity to review and comment on the Company Proxy Statement (as defined in the Publicis Merger Agreement) prior to its being filed with the Securities and Exchange Commission.

     Section 4.06. "Bare Legal Title" Matters.

     (a) Pursuant to Section 2.03 of the Publicis Merger Agreement, Dentsu will receive bare legal title (nue propriete) to certain Parent Ordinary Shares in the Publicis Merger for a two-year period after the closing of the Publicis Merger.

Dentsu shall not transfer such bare legal title in such shares to any person or entity during such two-year period.

     (b) The transfer of bare legal title to such shares to Dentsu will be effected pursuant to conveyancing instruments between Dentsu and the Special Nominee. Dentsu agrees that such instruments will contain all provisions that are necessary or desirable to ensure that all economic interests in such shares shall be enjoyed exclusively by the holder of the usufruct interest in such shares (or such holder's successors or assigns) at all times during such two-year period.

     Section 4.07 Capital Stock Outstanding. As of March 5, 2002, (i) 15,289,804 shares of Class A Common Stock were issued and outstanding, (ii) 4,284,873 shares of Class B Common Stock were issued and outstanding, (iii) no shares of Class A Common Stock or Class B Common Stock were held in the treasury of the Company or by any subsidiary of the Company, (iv) options to purchase 1,742,796 shares of Class A Common Stock were outstanding and (v) options to purchase 103,864 shares of Class A Common Stock were available for future grant under the Company's stock option plans.

                                   Article 5
                                  TERMINATION

     Section 5.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company) by the Company, Merger Sub or Dentsu if and at such time as the Publicis Merger Agreement has terminated in accordance with its terms.

     Section 5.02. Effect of Termination. If this Agreement is terminated pursuant to Section 4.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto. The provisions of this Section 4.02 shall survive any termination hereof pursuant to Section 4.01.

                                   Article 6
                                 MISCELLANEOUS

     Section 6.01. Amendments; No Waivers. Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of this Agreement by the stockholders of the Company, no amendment shall be made which by law requires further approval by such stockholders without such further approval.

     Section 6.02. Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

     Section 6.03. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether pursuant to a merger, by operation of law or otherwise), without the prior written consent of the other parties.

     Section 6.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 6.05. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof for which money damages would not be an adequate remedy and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties further agrees that in any proceeding seeking specific performance such party will waive (a) the defense of adequacy of a remedy at law and (b) any requirement for the securing or posting of any bond.

     Section 6.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

     Section 6.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as provided in Article 2, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     Section 6.08. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     Section 6.09. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                             BCOM3 GROUP, INC.


                                             By: /s/ Roger A. Haupt
                                                --------------------------------
                                                Name:  Roger A. Haupt
                                                Title: Chairman and Chief
                                                       Executive Officer


                                             BOSTON THREE CORPORATION



                                             By: /s/ Roger A. Haupt
                                                --------------------------------
                                                Name:  Roger A. Haupt
                                                Title: Chief Executive Officer



                                             DENTSU INC.


                                             By: /s/ Yutaka Narita
                                                --------------------------------
                                                Name:  Yutaka Narita
                                                Title: President

                                                                      EXHIBIT B



ORDERLY MARKETING TERM SHEET FOR PARENT ORDINARY SHARES, PARENT ORA AND PARENT WARRANTS
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Lock-up:                         o  25% of Common Stock and usufructs relating
                                    to the Common Stock to be released from the lock-up at the end of 6-, 12-, 18- and 24-month periods after closing of the transaction.

                                 o The lock-up will apply to both shares and "usufructs" (i.e., economic interests in shares). The usufructs will be allocated entirely to the last of the four 6-month periods described above.

                                 o 25% of ORA and Warrants to be released from the lock-up at the end of 30-, 36-, 42- and 48-month periods after the closing of the transaction.

                                 o  The 25% lock-up release relates to a
                                    percentage of the total amount of Common
                                    Stock, ORA and Warrants (together
                                    "Securities"), not necessarily the
                                    percentage of Securities owned by each
                                    individual holder provided that the
                                    allocation methodology shall be determined by the Company prior to closing.

                                 o If Parent so elects in its sole discretion, more than 25% of the Securities may be released in any six month period, and in such case, the remaining lock-up release amounts will be measured on a cumulative basis (For example, if 30% is released in the first period, only 20% will be released in the second period).

                                 o Any Securities released from such lock-ups will be freely transferable, except that any intended sales of such Securities by the Former Target Shareholders on the public market shall be subject to the following provisions.
-------------------------------------------------------------------------------
Former Target Shareholder       o  Either a trust, depository agent, or
Polling:                           largest shareholders of the Company) (the
                                    "Polling Agent") will poll the specified
                                    individuals (e.g. former Company
                                    shareholders ("Former Target Shareholders")
                                    each month as to their liquidity requests,
                                    commencing in the month prior to the
                                    expiration of the first six-month lock-up
                                    period (each, a "Poll"). The Polling Agent
                                    will report the results of the Poll to
                                    Parent.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                 o  The Poll will relate to the number of
                                    Securities, if any, each Former Target
                                    Shareholder wishes to sell during the
                                    ensuing month. In the case of an organized sale, Former Target Shareholders will specify the price range at which he/she will authorize the sale.

                                 o  If Former Target Shareholders desire to
                                    sell any previously released shares between
                                    Polls, they may contact the Polling Agent
                                    and such request will be granted subject to
                                    maintaining an orderly distribution as
                                    described below in "Direct Release of
                                    Securities" and "Sale Amount and Method".
-------------------------------------------------------------------------------
Right of First                   o  Parent has for 5 days a right of first
Refusal/Offer on ORA and            refusal, in whole or in part, the market
Warrants:                           price of the Warrants and or the ORAs at
                                    the time the right to purchase ORA and/or
                                    Warrants from the Former Target
                                    Shareholders at of first refusal is
                                    exercised. No right of first refusal shall
                                    be available where there is no market for
                                    the Securities. If there is no market for
                                    these securities, Parent has the right of
                                    first offer.
-------------------------------------------------------------------------------
Direct Release of                o  If the total number of shares requested to
Securities:                         be sold in any one-month (the "Direct
                                    Release Threshold"), then the Securities
                                    may be sold on the period by a Poll
                                    represents less than 1.4 million shares of
                                    Common Stock public markets or otherwise
                                    without any further restrictions under this
                                    Orderly Marketing Agreement.
-------------------------------------------------------------------------------
Sale Amount and Method:          o  In the event the amount of Securities
                                    requested to be sold exceeds the Direct
                                    Release Threshold, Lazard and Morgan
                                    Stanley, or such other investment banks as
                                    Parent and the Former Target Shareholders
                                    may agree, will work together to evaluate
                                    the market conditions for the sale of the
                                    Securities, and determine the appropriate
                                    method for sale and the appropriate amount
                                    of Securities to be sold (but the amount to
                                    be sold shall not be less than 1.4
                                    million).
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                 o  If the requested amount of Securities to be
                                    sold exceeds the actual amount sold (which
                                    is never less than 1.4 million shares), the
                                    proceeds from the Securities sold will be
                                    distributed pro rata amongst the Former
                                    Target Shareholders who have requested a
                                    sale of their Securities, and the excess
                                    amount will be pushed back to the next Poll
                                    Date in a priority position for sale at
                                    that time.
-------------------------------------------------------------------------------
Final Expiration:                o  Six months after the final expiration of
                                    its applicable lock-up period, any unsold
                                    Securities will be fully released from this
                                    Orderly Marketing Agreement and will be
                                    freely transferable whether on the public
                                    market or otherwise by the Former Target
                                    Shareholders.
-------------------------------------------------------------------------------
Fees and Expenses:               o  All fees and expenses associated with the
                                    sale of the Securities will be paid by the
                                    Former Target Shareholders.
-------------------------------------------------------------------------------
Underwriter Selection:           o  The Former Target Shareholders will agree
                                    to appoint as managing/lead underwriter of
                                    any offering such person as is selected by
                                    Parent in its sole discretion. The Former
                                    Target Shareholders will bear the fees and
                                    expenses of such underwriter. The
                                    underwriter will act on behalf of the
                                    Former Target Shareholders.
-------------------------------------------------------------------------------
Dividends; Voting                o  The Former Target Shareholders shall have
Rights                              the right to receive all dividends and
                                    coupon payments on the Securities and to
                                    exercise voting rights of the Securities.
                                    The lock-up shall not affect those rights.
-------------------------------------------------------------------------------
Black-out Period:                o  In the event of a material corporate event,
                                    Parent can postpone an Black-out Period:
                                    underwritten offering for a period of no
                                    longer than 60 days, but this Black-out
                                    Period shall only apply to the sale of
                                    shares in excess of the Direct Release
                                    Threshold.
-------------------------------------------------------------------------------
Exclusions:                      o  Notwithstanding the foregoing, at any time
                                    after the Closing Former Target
                                    Shareholders shall be permitted to transfer
                                    their Securities (i) by way of gift or
                                    other transfer for estate planning
                                    purposes; (ii) by way of gift to a
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                    charitable organization; (iii) to any other
                                    Former Target Shareholders for value or by
                                    gift; and (iv) to a bank or financial
                                    institution as collateral, by pledge or
                                    otherwise; provided that, in the case of
                                    clauses (i) through (iv), the transferee
                                    agrees in writing to be bound by the terms
                                    and conditions of transfer set forth above
                                    and agrees explicitly not to enter into
                                    hedging transactions with respect to
                                    Parent's common stock.
-------------------------------------------------------------------------------

                                                                     EXHIBIT C-2


                                                                 EXECUTION COPY

                                   TERM SHEET
-------------------------------------------------------------------------------
       TERMS OF THE "ORANE" (BONDS REDEEMABLE IN NEW OR EXISTING SHARES)
-------------------------------------------------------------------------------


>>       Nominal amount            857,812,500 Euros in 1,562,500 notes of 549
                                   Euros each

>>       Final Maturity            20 years from date of issue

>>       Coupon

                                   o Minimum Coupon: 0.82% of principal amount outstanding (principal amount outstanding = Euros 30.5 x number of shares remaining to be redeemed in respect of each ORANE)

                                   o  First period , from date of issue up to
                                      and including August 31, 2004: Euros 4.50 per annum with pro rata temporis coupon on 1st September 2002

                                   o  For each subsequent 3 year period,
                                      beginning 1st September 2004, an amount
                                      equal to 110% of the average of dividends paid in the year of payment of coupon and the immediately preceding 2 years multiplied by the number of shares remaining to be redeemed in respect of each ORANE, but not less than the Minimum Coupon. By way of example, the first coupon in respect of the period beginning 1st September 2004 shall be paid on 1st September, 2005, and shall be calculated on the basis of the average of dividends paid in 2005, 2004 and 2003.

                                   o  Payable annually on 1st September

                                   o Subject to "accelerated redemption" (see below), if no P dividend is paid in a given fiscal year, the coupon(s) is (are) not paid but interest accrues (and is not capitalized) and coupon(s) is (are) paid the first subsequent year a dividend is paid irrespective of the amount of the dividend.

                                   o  Gross-up if withholding tax imposed on
                                      payment of Coupon

                                     - 2 -                       EXECUTION COPY


>>       Redemption
                                   o  18 new or existing P shares (at the
                                      option of P) for each ORANE -total of
                                      28,125,000 P shares

                                   o  To be redeemed in 18 consecutive
                                      installments (one share per year for each ORANE) on September 1 of each year, commencing September 1, 2005 and ending on final maturity in 2022.

>>       Accelerated redemption

                                   o  At the option of each holder in the
                                      event:-

                                      (i)    Coupon not paid for a period of 5
                                             consecutive years due to
                                             non-payment of dividends. If
                                             accelerated, accrued coupons are
                                             cancelled.

                                      (ii)   Launch of a public tender offer
                                             ("depot d'une offre publique") on
                                             100% of the securities of P after
                                             such public tender offer has been
                                             cleared by the stock market
                                             authorities and has opened.

                                      (iii)  A transfer to any third party by
                                             P, or in the event that the
                                             transfer is subject to shareholder
                                             vote, any proposed transfer (in
                                             which event, for the avoidance of
                                             doubt, such redemption shall occur
                                             by not later than one week prior
                                             to the record date for
                                             shareholders to participate in
                                             such vote) of a material part of
                                             the combined group's business or
                                             assets, whether by sale, spin-off,
                                             scission, merger or otherwise. For
                                             purpose of this paragraph
                                             "material part of the combined
                                             group's assets or business" shall
                                             mean any assets or business
                                             representing one third or more of
                                             consolidated revenues of the
                                             combined group.

                                      (iv)   If at any time any person,
                                             directly or indirectly, alone or
                                             in concert, other than the concert
                                             group of EB (directly or
                                             indirectly through Seattle) and
                                             Denver as it exists on the closing
                                             date, comes to control or is
                                             presumed to control, pursuant to
                                             article L.233-3 of French
                                             Commercial Code, P, it being
                                             acknowledged that this paragraph
                                             shall be deemed triggered in the
                                             event that a third person becomes
                                             part of the EB/ Denver concert
                                             group and EB ceases to be the
                                             dominant party in the concert
                                             group or such
-------------------------------------------------------------------------------

                                     - 3 -                       EXECUTION COPY


                                             third person is engaged in a
                                             business that is competitive with
                                             the business of the combined group.

                                      (v)    Failure to pay coupon or to make
                                             redemption payment when due


                                      (vi)   Failure of P to comply with other
                                             obligations under the ORANE

                                      (vii)  Cross-default under loans entered
                                             into by P or one of its material
                                             subsidiaries

                                   o  Automatic redemption in the event of:

                                      (viii) Insolvency ("etat de cessation des
                                             paiements") of P, amicable
                                             settlement with creditors
                                             ("concordat") voluntary
                                             liquidation or bankruptcy filing
                                             ("depot de bilan") by P

                                   o  For the avoidance of doubt, payment in
                                      all cases of accelerated redemption shall be in stock, not in cash.

>>       Payment of accrued
         coupons In the event there are any accrued but unpaid coupons on the date of a redemption that has been accelerated for any reason other than non payment of coupons pursuant to (i) above, or in the event there are accrued but unpaid coupons on the date of maturity in respect of any of the 5 previous years, accrued coupons are payable, at the option of P, in cash or in P shares (number calculated at 10 day average market price of P shares immediately prior to accelerated redemption or maturity, as applicable)

>>       Listing                   As per Merger Agreement

>>       Lock-up                   As per Merger Agreement and OMA.

>>       Adjustments to Redemption
         ratio Number of P shares to be received at redemption to be adjusted to reflect events affecting share capital (e.g. capital increase, merger, incorporation of reserves, stock split, distribution of reserves...) as provided under Article L.225-162 and L.225-164 of French Commercial Code and Articles 174-1 and 174-1 A of the French Decree of March 23rd, 1967 as well as distribution of extraordinary dividend.


                                      * *
                                       *

                                                                    EXHIBIT D-2


                                                                 EXECUTION COPY

                                   TERM SHEET
              TERMS OF THE "OBSA" (BONDS WITH DETACHABLE WARRANTS)
-------------------------------------------------------------------------------


>>       Nominal amount            Aggregate of 857,812,500 Euros in 2,812,500
                                   bonds with a face value of 305 Euros each with 10 detachable warrants

>>       Bonds

         o  Maturity               20 years

         o  Coupon                 2.75% per annum, payable semi annually on
                                   June 30 and December 31 (with gross-up if withholding tax imposed)

         o  Redemption             Annual payments of principal equal to 10% of
                                   initial principal amount beginning in year
                                   11 on June 30 of each year beginning June
                                   30, 2013 and ending on 20th anniversary of issue date, 2022.

         o  Events of default      (i)   failure to pay interest or principal
                                         when due

                                   (ii)  failure of P to comply with other
                                         obligations under the OBSA

                                   (iii) P insolvency, bankruptcy or voluntary
                                         liquidation

                                   (iv)  cross default under loans entered into
                                         by P or one of its material
                                         subsidiaries

                                   If event of default occurs, outstanding
                                   principal amount of bonds together with
                                   accrued interest becomes immediately due and payable after customary grace period, upon decision of a majority of the bondholders ("masse des obligataires").

>>       Warrants

         o  Rights attached to the warrants

                                   - Each warrant entitles holder to purchase 1
                                     P share at a price of 30,50 Euros per share

                                   - Warrants exercisable at any time from 11th
                                     anniversary of issue date through 20th
                                     anniversary of issue date.

                                        - 2 -                    EXECUTION COPY


         o  Acceleration of right
            to exercise warrants   Only at option of holder, in the event :

                                   (i)   Launch of a public tender offer
                                         ("depot d'une offre publique") on 100%
                                         of the securities of P after such
                                         public tender offer has been cleared
                                         by the stock market authorities and
                                         has opened.

                                   (ii)  A transfer to any third party by P, or
                                         in the event that the transfer is
                                         subject to shareholder vote, any
                                         proposed transfer (in which event, for
                                         the avoidance of doubt, the warrant
                                         shall become exercisable no later than
                                         one week prior to the record date for
                                         shareholders to participate in such
                                         vote) of a material part of the
                                         combined group's business or assets,
                                         whether by sale, spin-off, scission,
                                         merger or otherwise. For purpose of
                                         this paragraph "material part of the
                                         combined group's assets of business"
                                         shall mean any assets or business
                                         representing one third or more of
                                         consolidated revenues of the combined
                                         group.

                                   (iii) If at any time any person, directly or
                                         indirectly, alone or in concert, other
                                         than the concert group of EB (directly
                                         and/or indirectly through Seattle) and
                                         Denver as it exists on the closing
                                         date, comes to control or is presumed
                                         to control, pursuant to article
                                         L.233-3 of French Commercial Code, P,,
                                         it being acknowledged that this
                                         paragraph shall be deemed triggered
                                         inter alia in the event that a third
                                         person becomes part of the EB/ Denver
                                         concert group and EB ceases to be the
                                         dominant party in the concert group or
                                         such third person is engaged in a
                                         business that is competitive with the
                                         business of the combined group.

                                   (iv)  insolvency ("etat de cessation des
                                         paiements") of P, amicable settlement
                                         with creditors ("concordat") voluntary
                                         liquidation or bankruptcy filing
                                         ("depot de bilan") by P

         o  Adjustments to protect
            warrant holders        Number of P shares to be received at
                                   redemption to be adjusted to reflect events affecting share capital (e.g. capital increase, merger, incorporation of reserves, stock split, distribution of reserves...) as provided under Articles L.225-154 and
                                   L.225-156 of French Commercial Code and
                                   Articles174-1 A and 174-1 of the French
                                   Decree of March 23rd, 1967 as well as
                                   distribution of extraordinary dividend.

                                         - 3 -                   EXECUTION COPY


>>       Listing                   As per Merger Agreement.


>>       Lock-up                   As per Merger Agreement and OMA.



                                      * *
                                       *